                                                                     EXHIBIT 4.7

                   LICENSE AND COLLABORATION AGREEMENT /1//

     THIS LICENSE AND COLLABORATION AGREEMENT (the "Agreement"), effective as of
                                                    ---------
September 27, 2000 (the "Effective Date"), is made between Genzyme Corporation,
                         --------------
a Massachusetts corporation having its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139, U.S.A. ("Genzyme") and Optein
                                                         -------
Inc., d/b/a Aptein Inc. ("Aptein"), a Delaware corporation and an Affiliate (as
                          ------
defined herein) of Cambridge Antibody Technology Limited ("CAT"), a company
                                                           ---
organized under the laws of England and Wales having its principal place of business at The Science Park, Melbourne SG8 6JJ, Cambridgeshire, England. Genzyme and Aptein are sometimes referred to herein individually as a "Party"
                                                                       -----
and together as the "Parties."
                     -------

                                R E C I T A L S

     A. CAT is currently developing antibody-based antagonists of transforming growth factor-B ("TGF-B") for the treatment and prevention of disease, including
                  -----
the human antibody shown as CAT-192.

     B. Genzyme is currently developing antibody-based antagonists of TGF-B for the treatment and prevention of disease, including the murine antibody known as 1D11.

     C. CAT and its Affiliates own or control intellectual property relating to TGF-B antibodies, and have expertise relating to the isolation, research and development of human monoclonal antibodies.

     D. Genzyme owns or controls intellectual property relating to TGF-B antibodies, and has expertise in developing, manufacturing and marketing biopharmaceutical products.

     E. The Parties desires to collaborate in developing and commercializing the Collaboration Products (as defined herein) throughout the Territory (as defined herein).

     NOW THEREFORE, in consideration of the premises and of the covenants herein obtained, the Parties mutually agree as follows:

ARTICLE 1.                        DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below. Certain other capitalized terms are defined elsewhere in this Agreement.

     1.1. "Affiliate" shall mean any corporation or other entity which controls,
           ---------
is controlled by, or is under common control with a Party. A corporation or other entity shall be regarded as in


___________________________

/1// [***] indicates text deleted which is subject to confidential treatment request. This text has been filed with the SEC on a supplemental basis.


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control of another corporation or entity if it owns or directly or indirectly controls fifty percent (50%) or more of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

     1.2. "Antibody" shall mean a molecule or a gene encoding such a molecule
           --------
which specifically binds to one or more isoforms of TGF-B and which comprises or contains one or more immunoglobulin variable domains or functional parts of such domains, or any existing or future fragments, variants, modifications or derivatives thereof, provided that such fragments, variants, modifications or derivatives retain at least a functional portion of an immunoglobulin variable domain.

     1.3. "BLA" shall mean a Biologics License Application or similar
           ---
application filed with the FDA after completion of human clinical trials to obtain marketing approval for a Collaboration Product or an External Product, as the case may be.

     1.4. "Burnham" shall mean The Burnham Institute and any successor body
           -------
thereto.

     1.5. "Burnham License" shall mean the agreement effective as of September
           ---------------
27, 2000 among CAT, Burnham and Integra relating to the CAT Patent Rights, the CAT Technology and the Genzyme Patent Rights.

     1.6. "CAT Background Patent Rights" shall mean the Patent Rights
           ----------------------------
corresponding to or claiming the inventions contained in the patents and patent applications listed in Schedule 1.6 hereto.
                       ------------

     1.7. "CAT Patent Rights" shall mean all Patent Rights owned or controlled
           -----------------
by, or licensed (with the right to sublicense) to, Aptein and its Affiliates during the term of this Agreement (other than the CAT Background Patent Rights and the CAT Program Patent Rights), but only to the extent that such Patent Rights claim Collaboration Products or relate to the research, development, manufacture or commercialization of TGF-B antagonists, including the CAT Patent Rights listed in Schedule 1.7 hereto. The Parties acknowledge and agree that
                 ------------
the Whittier Patent shall be included in the CAT Patent Rights for all purposes except for Sections 4.6.1 and 4.6.2 below, in which cases the Whittier Patent shall be expressly excluded from the meaning of CAT Patent Rights.

     1.8. "CAT Product" shall have the meaning ascribed to it in Section 3.5
           -----------
hereof.

     1.9. "CAT Program Patent Rights" shall mean the Patent Rights that claim
           -------------------------
CAT Inventions (as such term is defined in Section 9.1.1 hereof).

     1.10.     "CAT Program Technology" shall mean Technology discovered, made
               ----------------------
or conceived solely by employees of, or others acting on behalf of, Aptein and its Affiliates during and in connection with the Program.

     1.11.     "CAT Technology" shall mean Technology owned or controlled by, or
                --------------
licensed (with the right to sublicense) to Aptein and its Affiliates during the term of this Agreement (other than the CAT Program Technology), but only to the extent that such Technology relates to the research, development, manufacture or commercialization of Collaboration Products for use in the Field.

     1.12.     "Collaboration Product" shall mean any Antibody-based antagonist
                ---------------------
of TGF-B that is developed or acquired by either Party or its Affiliates for use in the Field, and any and all improvements, combination products, delivery systems and dosage forms related thereto.

     1.13.     "Combination Product" shall mean a product that contains an
                -------------------
External Product as one component and at least one other functional (whether it be biological or mechanical) component.

     1.14.     "Commercialization Costs" with respect to a Collaboration Product
                -----------------------
shall mean the variable costs and fixed costs properly incurred by the Parties with respect to work performed by the Parties and their Affiliates and subcontractors in connection with the performance of the Commercialization Plan for such Collaborating Product, including without limitation (a) the Fully Absorbed Cost of Goods incurred in connection with the production of Collaboration Products in bulk active ingredient and in finished dosage form, including without limitation the performance of assay and purification work, for use in connection with the performance of the Commercialization Plan, (b) sales and marketing costs related to performing market research, advertising, producing promotional literature, sponsoring seminars and symposia, training, originating sales, providing reimbursement and other patient support services, and (c) ordinary marketing and distribution expenses, including without limitation recruitment costs and salaries and associated expenses for sales and marketing personnel and support staff, advertising and promotion costs, transportation expenses, including insurance (but only to the extent not charged to customers and only such proportion of all such costs directly attributable to support of the Commercialization Plan), irrecoverable duties and taxes, bad debt expense, and costs associated with cash and other trade discounts and allowances and other marketing concessions to customers actually allowed and taken. For the avoidance of doubt, Commercialization Costs shall exclude any transfer pricing adjustments or taxes payable by a Party to one of its Affiliates in connection with such Affiliates' performance of activities under a Commercialization Plan. For purposes of this Section 1.14, "variable costs"
                                                             --------------
shall be deemed to be the cost of labor, raw materials, supplies and other resources directly consumed in the conduct of the Commercialization Plan and manufacture of Collaboration Product for use in commercialization activities, as well as royalties payable to Third parties (with such royalty obligations in existence as of the Effective Date being set forth in Schedule 1.14), to the
                                                      -------------
extent not included in Development Costs or Fully Absorbed Cost of Goods. For purposes of this Section 1.14, "fixed
                                -----
costs" shall be deemed to be the cost offacilities, utilities, insurance,
----
facility and equipment depreciation and other fixed costs directly related to the conduct of the Commercialization Plan and the manufacture of Collaboration Product for use in commercialization activities, allocated based upon the proportion of such costs directly attributable to support of the Commercialization Plan and the manufacture of Collaboration Product for use in commercialization activities or by such other method of cost allocation as may be approved by the Steering Committee. All cost determinations made hereunder shall be made in accordance with GAAP.

     1.15.     "Commercialization Plan" shall mean the comprehensive plan for
                ----------------------
the commercialization of a Collaboration Product, as more specifically described in Section 7.1 hereof.

     1.16.     "Competing Product" shall mean a non-Antibody-based antagonist of
                -----------------
TGF-B owned, controlled, developed or marketed by Genzyme or its Affiliates for any use other than an Ophthalmic Application (i) that would compete with a Collaboration Product and (ii) the manufacture, use or sale of which (a) would infringe a claim within the CAT Program Patent Rights in the country in which such product is manufactured, used or sold, or (b) is based on the CAT Program Technology.

     1.17. "Development Costs" with respect to a Collaboration Product shall mean the variable costs and fixed costs properly incurred by the Parties with respect to work performed by the Parties and their Affiliates and subcontractors in connection with the conduct of the Development Plan for such Collaboration Product, including without limitation (a) direct, out-of-pocket external costs, including clinical grants, clinical laboratory fees, positive controls and the cost of studies conducted and services provided by contract research organizations and individuals, consultants, toxicology contractors, and manufacturers necessary or useful for the purpose of obtaining Regulatory Approvals for such Collaboration Product, (b) amounts properly incurred by the Parties with respect to research and development and pre-commercialization sales and marketing efforts as set forth in the Development Plan for such Collaboration Product, including without limitation the efforts of the Parties to develop a process for the manufacture of such Collaboration Product and the Fully Absorbed Cost of Goods for batches of such Collaboration Product manufactured and supplied for use in preclinical and clinical trials and pre-commercialization activities, (c) costs related to data management, statistical designs and studies, document preparation and other expenses associated with the clinical testing program for such Collaboration Product, (d) costs for preparing, submitting, reviewing or developing data or information for the purpose of submission of applications to obtain Regulatory Approvals for such Collaboration Product, (e) a pro rata share of license fees, milestone payments and other amounts paid to Third Parties (including consultants) as a result of performance of the Development Plan, allocated based on the proportion of such costs directly attributable to such Collaboration Product, and (f) a pro rata share of costs relating to the prosecution and maintenance of the CAT Patent Rights, the CAT Program Patent Rights, the CAT Background Patent Rights, the Genzyme Patent Rights, the Genzyme Program Patent Rights and the Joint Patent Rights, allocated based on the proportion of such costs directly attributable to such

Collaboration Product. For the avoidance of doubt, Development Costs shall exclude any transfer pricing adjustments or taxes payable by a Party to one of its Affiliates in connection with such Affiliates' performance of activities under a Development Plan. For purposes of this Section 1.17, "variable costs"
                                                              --------------
shall be deemed to be the cost of labor, raw materials, supplies and other resources directly consumed in the conduct of the Development Program and the manufacture of the Collaboration Product for use in preclinical and clinical trials and pre-commercialization activities. For purposes of this Section 1.17, "fixed costs" shall be deemed to be the cost of facilities, utilities,
 -----------
insurance, facility and equipment depreciation and other fixed costs directly related to the conduct of the Development Program and the manufacture of the Collaboration Product for use in precluded and clinical trials and pre-commercialization activities, allocated based upon the proportion of such costs directly attributable to support of the Development Program and the manufacture of the Collaboration Product for use in preclinical and clinical trials and pre-commercialization activities or by such other method of cost allocation as may be approved by the Steering Committee. All cost determinations made hereunder shall be made in accordance with GAAP.

     1.18.     "Development Plan" shall mean the comprehensive plan and budget
                ----------------
for the development of a Collaboration Product under the Development Program, as more specifically described in Section 5.1.2 hereof.

     1.19.     "Development Program" shall mean the preclinical and clinical
                -------------------
development of Collaboration Products, including the preparation and filing of all applications for Regulatory Approvals for each Collaboration Product.

     1.20.     "EMEA" shall mean the European Medicines Evaluation Agency, or
                ----
any successor agency with responsibilities comparable to those of the European Medicines Evaluation Agency.

     1.21.     "Expert's Decision" shall mean the procedure for resolving
                -----------------
disputes set forth in Schedule 1.21.
                      -------------

     1.22.     "External Products" shall mean, individually and collectively,
                -----------------
Competing Products and Genzyme Products.

     1.23.     "FDA" shall mean the U.S. Food and Drug Administration or any
                ---
successor agency with responsibilities comparable to those of the U.S. Food and Drug Administration.

     1.24.     "Field" shall mean all in vivo, ex vivo and in vitro uses of
                -----
Collaboration Products for therapeutic, diagnostic, prophylactic and monitoring applications in the management of human disease, excluding Ophthalmic Applications.

     1.25.     "Final Marketing Approval" shall mean receipt by Genzyme of final
                ------------------------
approval by either (i) the FDA of a BLA for a Collaboration Product or an External Product, as the case may

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be, or (ii) the EMEA of both an MAA and pricing for a Collaboration Product or an External Product, as the case may be.

     1.26.     "First Commercial Sale" shall mean the first sale for
                ---------------------
consideration following receipt of Final Marketing Approval of a Collaboration Product or an External Product, as applicable.

     1.27.     "Fully Absorbed Cost of Goods" with respect to units of a
                ----------------------------
particular Collaboration Product shall mean (a) the variable costs and fixed costs properly incurred by a Party associated with the manufacture (inclusive of finishing processes including filling, packaging, labeling and/or other preparation), quality assurance, quality control and other testing, storage and shipping of batches of such units of Collaboration Product or (b) if such units or portions of Collaboration Product are not manufactured by a Party or an Affiliate thereof, the amounts paid to the vendor plus costs associated with acquisition from such vendor. For purposes of this Section 1.27, "variable
                                                                   --------
costs" shall be deemed to be the cost of labor, raw materials, supplies and
-----
other resources directly consumed in the manufacture, quality assurance, quality control and other testing, storage and shipping of batches of such Collaboration Product. For purposes of this Section 1.27, "fixed costs" shall be deemed to be
                                              -----------
the cost of facilities, utilities, insurance, facility and equipment depreciation and other fixed costs directly related to the manufacture, quality assurance, quality control and other testing, storage and shipping of batches of such Collaboration Product, as well as amounts paid to Third Parties as a result of the manufacture, use or sale of such units of Collaboration Product. Fixed costs shall be allocated to such Collaboration Product based upon the proportion of such costs directly attributable to the support of the manufacturing, quality assurance, quality control, and other testing, storage and shipping processes for such Collaboration Product. If a facility is used to manufacture Collaboration Products and products for other programs of a Party or an Affiliate thereof, fixed costs shall be allocated in proportion to the use of such facility for the manufacture of Collaboration Products and products for such other programs. Fully Absorbed Cost of Goods shall exclude all costs otherwise reimbursed pursuant to this Agreement. Except as otherwise provided in this Agreement, all cost determinations made hereunder shall be made in accordance with GAAP.

     1.28.     "GAAP" shall mean United States generally accepted accounting
                ----
principles, consistently applied.

     1.29.     "Genzyme Patent Rights" shall mean all Patent Rights owned or
                ---------------------
controlled by, or licensed (with the right to sublicense) to, Genzyme during the term of this Agreement (other than the Genzyme Program Patent Rights), to the extent such Patent Rights relate to the research, development, manufacture or commercialization of Collaboration Products for use in the Field, including the Genzyme Patent Rights listed in Schedule 1.29 hereto.
                                -------------

     1.30.     "Genzyme Product" shall mean any non-Antibody-based antagonist of
                ---------------
TGF-B owned, controlled, developed or marketed by Genzyme or its Affiliates for any use other than an

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Ophthalmic Application, the manufacture, use or sale of which would infringe a claim within the CAT Patent Rights in the country in which such product is manufactured, used or sold.

     1.31.     "Genzyme Program Patent Rights" shall mean the Patent Rights that
                -----------------------------
claim Genzyme Inventions (as such term is defined in Section 9.1.1 hereof).

     1.32.     "Genzyme Technology" shall mean Technology owned or controlled
                ------------------
by, or licensed (with the right to sublicense) to Genzyme during the term of this Agreement, to the extent that such Technology relates to the research, development, manufacture or commercialization of Collaboration Products for use in the Field.

     1.33.     "Insolvency Event" shall mean, in relation to a Party, that an
                ----------------
order is made or a resolution passed for the liquidation, administration, winding-up, bankruptcy or dissolution of that entity (otherwise than for the purpose of a solvent amalgamation or reconstruction) or an administrative or other receiver, manager, trustee, liquidator, administrator, or similar officer is appointed over all or any substantial part of the assets or revenues of the entity or that entity enters into or proposes any composition or arrangement with its creditors generally or anything analogous to the foregoing occurs in any applicable jurisdiction, except in the case of a petition in bankruptcy filed involuntarily against a Party in the United States or any statutory demand or winding-up petition is served on a Party in the United Kingdom, if such petition or demand is dismissed within sixty (60) days of the date of its filing.

     1.34.     "Inventions" shall mean all writings, inventions, discoveries,
                ----------
improvements and other technology (including without limitation any proprietary biological or other materials, compounds or reagents and computer software), whether or not patentable or copyrightable and any patent applications, patents or copyrights based thereon, that are discovered made or conceived by either Party during and in connection with the Program.

     1.35.     "Integra" shall mean Integra Lifesciences Corporation and any
                -------
successor in title thereto.

     1.36.     "Joint Patent Rights" shall mean the Patent Rights that claim
                -------------------
Joint Inventions (as such term is defined in Section 9.1.1 hereof).

     1.37.     "Joint Technology" shall mean all Technology discovered, made or
                ----------------
conceived during and in connection with the Program jointly by employees of Aptein or one of its Affiliates and Genzyme, or others acting on their behalf.

     1.38.     "License Rights" shall mean the rights granted by Aptein to
                --------------
Genzyme pursuant to Sections 3.1.1(b)(ii) and (iii) below.

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     1.39.     "MAA" shall mean a Marketing Authorization Application or similar
                ---
application filed with the EMEA after completion of human clinical trials to obtain marketing approval for a Collaboration Product or an External Product, as the case may be.

     1.40.     "Manufacturing Know-How" shall mean all information, techniques,
                ----------------------
inventions, discoveries, improvements, practices, methods, knowledge, skill, experience and other technology, whether or not patentable or copyrightable, and any copyrights based thereon, relating to or necessary or useful for the production, purification, packaging, storage and transportation of Collaboration Products, including without limitation manufacturing processes, specifications, acceptance criteria, manufacturing batch records, standard operating procedures, engineering plans, installation, operation and process qualification protocols for equipment, validation records, master files submitted to the FDA and EMEA, process validation reports, environmental monitoring processes, test data (including pharmacological, toxicological and clinical test data), cost data and employee training materials.

     1.41.     "Net Profits" for any period shall be equal to (a) the sum during
                -----------
such period of all revenues recognized and recorded by Genzyme and its Affiliates during such period with respect to (i) the sale of Collaboration Products and (ii) the grant or practice of sublicenses to Third Parties for the manufacture, use, distribution or sale of Collaboration Products, less (b) all
                                                                  ----
expenses (including accruals legitimately chargeable against profits) incurred by the Parties during such period in connection with the Program, including without limitation expenses incurred in respect of Development Costs and Commercialization Costs and facility and equipment depreciation costs not otherwise accounted for. All determinations made hereunder shall be made in accordance with GAAP.

     1.42.     "Net Sales" shall mean the gross amount billed or invoiced by
                ---------
Genzyme or its Affiliates or sublicenses for the sale of each External Product less (a) discounts actually allowed (b) credits for claims, allowances, retroactive price reductions or returned goods; (c) prepaid freight charges; (d) sales taxes or other governmental charges actually paid in connection with the sale (but excluding what is commonly known as income taxes); and (e) brokerage, commissions and other fees paid to others for or in connection with the sale of an External Product. For purposes of determining Net Sales, a sale shall be deemed to have occurred when payment is received for the sale.

     With respect to any transfers of External Products between Genzyme and an Affiliate, Net Sales shall be calculated based on the final sale of such External Product to an independent Third Party. In the event that Genzyme or its Affiliate receives non-monetary consideration for any External Products, Net Sales shall be calculated based on the fair market value of such consideration.

     In the case of Combination Products, Net Sales means the gross amount billed or invoiced on sales of such a Combination Product less the deductions set forth above, multiplied by a proration factor. The prorated component value shall be mutually agreed upon by the

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Parties in writing prior to product launch of such a Combination Product. If all components of the Combination Product were sold separately during the same or immediately preceding Royalty Period, the proration factor shall be determined by the formula [A/(A+B)], where A is the aggregate gross sales price of all External Product components during such period when sold separately from the other essential functional components, and B is the aggregate gross sales price of the other essential functional components during such period when sold separately from the External Product components.

     1.43.     "Ophthalmic Application" shall mean all in vivo, ex vivo and in
                ----------------------
vitro uses of Collaboration Products or External Products for therapeutic, diagnostic, prophylactic and monitoring applications in the management of diseases or conditions of the human eye and its related structures including, but not limited to, the eyelids and the optic nerve.

     1.44.     "Patient Rights" shall mean United States and foreign patents,
                --------------
patent applications, provisional patent applications, certificates of invention and applications therefor, divisions, continuations or continuations-in-part, or continuing prosecution applications, together with any extensions, registrations, confirmations, reissues, re-examinations, renewals, supplementary protection certificates and other forms of government-issued patent protection directed to the inventions claimed in the foregoing.

     1.45.     "Percentage Interest" shall mean the Parties' respective
                -------------------
interests in the Program, calculated in accordance with the formulae set forth in Schedule 1.45.
   -------------

     1.46.     "Profitability Date" shall mean the first day of the calendar
                ------------------
quarter immediately following the second consecutive calendar quarter in which Net Profits are positive.

     1.47.     "Program" shall mean the collaboration between Genzyme and Aptein
                -------
to develop and commercialize Collaboration Products described in this Agreement.

     1.48.     "Program Costs" shall mean all Program-related costs, including
                -------------
without limitation Development Costs and Commercialization Costs, in each case as such costs are incurred or accrued on or after the Effective Date.

     1.49.     "Program Management Team" shall mean the joint team composed of
                -----------------------
representatives of Aptein or its Affiliates and Genzyme described in Section
8.1.1 hereof.

     1.50.     "Regulatory Approvals" shall mean all approvals from regulatory
                --------------------
authorities in any country required lawfully to market Collaboration Products in any such country, including without limitation approval of any BLA, MAA, any establishment license application filed with the FDA, EMEA or other appropriate regulatory authority to obtain approval of the facilities and equipment to be used to manufacture a Collaboration Product, and any product pricing approvals where applicable.

     1.51.     "Regulatory Scheme" shall mean U.S. Public Health Service Act and
                -----------------
the regulations, interpretations and guidelines promulgated thereunder by the FDA or the regulatory scheme applicable to the Collaboration Products in any country other than the United States, as such statutes, regulations, interpretations and guidelines or regulatory schemes may be amended from time to time.

     1.52.     "Royalty Period" shall mean the partial calendar quarter
                --------------
commencing on the date of the First Commercial Sale of a Collaboration Product or an External Product, as applicable, and every complete or partial calendar quarter thereafter during which Genzyme and its Affiliates maintain the right to sell Collaboration Products and External Products under this Agreement.

     1.53.     "Specifications" with respect to a Collaboration Product shall
                --------------
mean the written specifications for such Collaboration Product determined by the Program Management Team and approved by the Steering Committee; provided that such specifications shall at all times comply with the relevant Regulatory Scheme in the country of sale and in the country of use. The Specifications may be amended from time to time by the Program Management Team, provided that such amendments are approved by the Steering Committee or the written agreement of the Parties, as the case may be, and subsequently approved by the relevant regulatory authorities. Copies of such Specifications shall be maintained by Genzyme and shall become a part of this Agreement as if incorporated herein.

     1.54.     "Steering Committee" shall mean the governing body of the Program
                ------------------
composed of representatives of Aptein or its Affiliates and Genzyme appointed as described in Section 8.2.1 hereof.

     1.55.     "Technology" shall mean inventions, trade secrets, copyrights,
                ----------
know-how, data and other intellectual property of any kind (including without limitation any proprietary biological or other materials, compounds or reagents and computer software), but not including Patent Rights.

     1.56.     "Territory" shall mean all of the countries of the world.
                ---------

     1.57.     "Third Party" shall mean any entity other than Parties and their
                -----------
respective Affiliates.

     1.58.     "Whittier Patent" shall mean U.S. Patent No. 5,958,411, together
                ---------------
with any Patent Rights corresponding thereto.

ARTICLE 2.                                   SCOPE AND STRUCTURE

      2.1.      Antibody Collaboration.  This Agreement describes the terms of a
                ----------------------
collaboration between Genzyme and Aptein to develop and commercialize Collaboration Products in the Field and throughout the Territory. The Parties will undertake the Development Program for each

Collaboration Product, with each of the Parties assuming responsibility for those portions of the Development Program allocated to it under this Agreement. Upon completion of the Development Program, Genzyme will manufacture or have manufactured Collaboration Products in bulk active ingredient and in finished dosage form for commercial sale, and Genzyme will market and sell Collaboration Products in the Territory. Genzyme and Aptein will share the costs related to the preclinical and clinical development of Collaboration Products, as well as the costs incurred in connection with the manufacturing, regulatory, commercialization and reimbursement activities conducted in connection with such Collaboration Products, in the proportions set forth in this Agreement. Genzyme and Aptein shall share Net Profits in proportion to their respective Percentage Interests.

     2.2. License Arrangement.  This Agreement also describes the terms of a
          -------------------
license arrangement under which Genzyme may develop and commercialize External Products under certain intellectual property owned or controlled by Aptein and its Affiliates. Genzyme shall be solely responsible, at its expense, for the development and commercialization of External Products, and shall make milestone payments and pay royalties to Aptein at such times and in such amounts set forth in Sections 4.5 and 4.6 of this Agreement.

     2.3. Exclusive Relationship.  Except as provided by Section 3.5 below,
          ----------------------
neither Party nor any of their Affiliates shall independently, or with a Third Party, conduct research or development activities or grant a license or sublicense regarding, or engage in the manufacture, marketing, sale or distribution in the Territory of Collaboration Products in the Field during the term of the Program other than as part of the Program. In addition, during the [***] following termination of the Program, neither (a) the breaching Party and its Affiliates in the case of termination pursuant to Section 13.2.1 hereof, (b) the terminating Party and its Affiliates in the case of termination pursuant to
Section 13.2.2 hereof and (c) the non-terminating Party and its Affiliates in the case of termination pursuant to Section 13.2.3 hereof shall independently, or with a Third Party, conduct research regarding, or engage in the manufacture, marketing, sale or distribution in the Territory of, Collaboration Products in the Field; provided, however, that in the event that this Agreement is terminated pursuant to Section 13.2.2 hereof and the non-terminating Party does not exercise its option under Section 13.3.2 hereof, then the restrictions set forth in this sentence shall not apply.

                 ARTICLE 1.  GRANTS AND RESERVATIONS OF RIGHTS

     2.4. License Grants.
          --------------

          2.4.1.    Grants from Aptein.
                    ------------------

                    (1)  Exclusive Grant.  Except otherwise expressly provided
                         ---------------
herein, Aptein hereby grants to Genzyme an exclusive, irrevocable (except as provided in Section 13.3 below and subject to Section 3.5 below), royalty-free right and license, with the right to grant sublicenses, in the Territory under the CAT Patent Rights, the CAT Program Patent Rights, the CAT Technology, the CAT Program Technology, the Joint Patent Rights, the Joint Technology, and Manufacturing Know-How owned or controlled by Aptein and its Affiliates, to develop, make, have made, use, offer for sale, sell, have sold, import, have imported, export, and have exported Collaboration Products in the Field and in the Territory. The Parties intend for the foregoing exclusive license to be covered by a block exemption under the applicable antitrust directives of the European Union. Accordingly, such license shall terminate (i) in the case of Patent Rights, on a claim-by-claim and country-by-country basis upon the expiration, abandonment or invalidation of claims under such Patent Rights in such country and (ii) in the case of Technology, when such Technology enters the public domain.

                    (2)  Non-Exclusive Grants.  Except as otherwise expressly
                         --------------------
provided herein, Aptein hereby grants to Genzyme:

                    (1) a non-exclusive, irrevocable (except as provided in Section 13.3 below), royalty-free right and license, with the right to grant sublicenses, in the Territory under the CAT Background Patent Rights solely to the extent necessary for Genzyme to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory;

                    (2) a worldwide, non-exclusive, irrevocable (except as provided in Section 13.6 below), royalty-bearing right and license, with the right to grant sublicenses, under the CAT Patent Rights and the CAT Technology to develop, make, have made, sell, offer for sale, have sold, import, have imported, export and have exported Genzyme Products; provided, however, that the foregoing license is limited solely to the CAT Patent Rights and CAT Technology in existence as of the Effective Date and further limited in the case of the CAT Technology to the extent that such Technology is necessary to practice CAT Patent Rights licensed under this paragraph; and

                    (3) a worldwide, non-exclusive, irrevocable (except as provided in Section 13.6 below), royalty-bearing right and license, with the right to grant sublicenses, under the CAT Program Patent Rights and the CAT Program Technology to develop, make, have made, sell, offer for sale, have sole, import, have imported, export and have exported Competing Products.

          2.4.2.    Grants from Genzyme.  Except as otherwise expressly provided
                    -------------------
herein, Genzyme hereby grants to Aptein a non-exclusive, irrevocable (except as provided in Section 13.3 below), royalty-free right and license in the Field and in the Territory under Genzyme's interest in the Genzyme Patent Rights, the Genzyme Program Patent Rights, the Genzyme Technology, and the Manufacturing Know-How owned or controlled by Genzyme solely to the extent necessary to permit Aptein to perform its duties under this Agreement. The foregoing license shall include the right to grant sublicenses to an Affiliate of Aptein solely for the purposes of permitting such Affiliate to perform duties allocated to Aptein under a

Development or Commercialization Plan, provided that such Affiliate shall not have the right to grant further sublicenses.

     2.5. Reservations of Rights by Aptein.  Notwithstanding the licenses
          --------------------------------
granted under Section 3.1.1(a), Aptein at all times reserves the rights under its interest in the CAT Patent Rights, the CAT Program Patent Rights, the CAT Technology, the CAT Program Technology, the Joint Patent Rights, the Joint Technology, and Manufacturing Know-How owned or controlled by Aptein and its Affiliates (i) to make, have made and use Collaboration Products only for the internal research and development purposes of Aptein and its Affiliates, (ii) to develop, make, have made, use, offer for sale, sell, have sold, import and export products outside of the Field, (iii) subject to Section 3.5 below, to develop, make, have made, use, offer for sale, sell, have sold, import and export CAT Products, and (iv) to grant licenses to Third Parties for the foregoing purposes.

     2.6. Assignment of Orphan Drug Designation.  Except to the extent
          -------------------------------------
prohibited by the applicable Regulatory Scheme, Aptein hereby agrees to assign, and shall cause its Affiliates to assign, to Genzyme any "orphan drug" designation (or similar designation outside of the United States) for Collaboration Products in the Field and in the Territory that Aptein or any of its Affiliates has received or may receive during the term of the Program.

     2.7. Burnham License.  Genzyme acknowledges and agrees that, in accepting
          ---------------
the grant of certain of the licenses hereunder, it shall be subject to and shall assume certain terms and conditions of the Burnham License (as such agreement may be amended from time to time) as if those terms and conditions were imposed on Genzyme itself. These terms and conditions include, without limitation, the payment of royalties, the furnishing of reports, the retention of records, and audit rights. In the event of any conflict or inconsistency between any applicable provision of this Agreement and the provisions of the Burnham License, the provisions of the Burnham License shall prevail.

     2.8. CAT Products.  Aptein and Genzyme acknowledge and agree that the
          ------------
initial Development Plan describes each broad clinical or disease indication for which the Parties intend to develop Collaboration Products during the full term of such Development Plan. At any time after [***], Aptein (with the support of its representatives on the Steering Committee) may make a proposal to Genzyme's representative on the Steering Committee to develop a Collaboration Product for an additional disease indication. If the Steering Committee accepts such proposal within [***]of receipt thereof, the then-current Development Plan shall be amended accordingly. [***] Aptein and/or its Affiliates will be free to develop, manufacture and/or commercialize a Collaboration Product for such disease indication in the Field (a "CAT Product") independently of Genzyme,
                                    -----------
either by itself or with a Third Party, and such activities shall no longer be considered to be part of the Program. A CAT Product shall not be considered to be a Collaboration Product for purposes of this Agreement. The Parties shall negotiate in good faith any license and royalty agreements necessary to permit Aptein to develop, manufacture and commercialize a CAT Product in accordance with this Section 3.5. Without limitation of the foregoing, all up-front payments received by Aptein and/or its Affiliates from a Third Party with respect to the licensing of the CAT Patent Rights, CAT Program Patent Rights, CAT Background Patent Rights, CAT Technology, CAT Program Technology, Joint Patent Rights, Joint Technology, or Manufacturing Know-How owned or controlled by Aptein and its Affiliates for use in developing, manufacturing or commercializing such CAT Product, and all subsequent license fees, milestones and royalty payments relating to, or revenues generated from the sale of, such CAT Product, and any proceeds from the sale of all of the rights to such CAT Product, will be distributed in accordance with a formula to be mutually agreed upon by the Parties. [***]

               ARTICLE 3.  PROGRAM FUNDING; PERCENTAGE INTEREST

     3.1. Program Funding.  In connection with the preparation of the initial
          ---------------
Development Plan, the Parties have agreed upon a budget for the period beginning on the Effective Date and ending on [***]. Further, Aptein hereby commits to fund [***] of all Program Costs incurred by the Parties during the period beginning on the Effective Date and ending on [***]. Genzyme hereby commits to fund the remaining [***] of Program Costs during such period. In connection with each annual update to the Development Plan described in Section 5.1.3 below and until the Profitability Date, Aptein will commit to fund a specified percentage (not to exceed [***]) of Program Costs for the second year of the rolling four-year budget (because it would have previously committed to the first year of such budget), and Genzyme will fund the remaining budgeted amount; provided, however, that if the actual budget approved for the second year of the rolling four-year budget is higher than what had been projected when Aptein committed to fund a percentage of such budget, Aptein may, [***]. Following the Profitability Date, Genzyme will fund Program Costs from operations. All operating losses recognized in any calendar quarter after the Profitability Date will be funded by the Parties in accordance with their Percentage Interests; [***]. Each Party hereby undertakes to fund such percentage of the Program Costs incurred by the Parties in accordance with the provisions of this Section
4.1. The Parties' respective funding commitments shall be satisfied in the manner set forth in Section 4.2 below.

     3.2. Payments.
          --------

          3.2.1.    Initial Payment.  Within five (5) business days of the
                    ---------------
Effective Date, (a) each Party shall pay the other, by payment or offset against amounts then due from the other, an amount equal to the Program Costs budgeted to be incurred by the Parties during the period beginning on the Effective Date through and including the end of the calendar quarter in which the Effective Date occurs and (b) Genzyme shall pay Aptein [***] in consideration for the grant of rights under the Whittier Patent, which amount shall not be considered a Program Cost.

          3.2.2.    Quarterly Payments.  With respect to each full calendar
                    ------------------
quarter after the Effective Date, each Party shall pay the other, by payment or offset against amounts then due from the other, in advance, an amount equal to the Program Costs budgeted to be incurred by the

Parties in any then-current Development Plan or Commercialization Plan for such calendar quarter.

          3.2.3.    Quarterly Statements; Quarterly Reconciliation.  Within five
                    ----------------------------------------------
(5) business days after the end of each of the first three (3) calendar quarters of each year and within two (2) calendar weeks after the end of each calendar year, each of Genzyme and Aptein shall provide the other Party with a detailed itemization of its Program Costs as follows: the itemization for the first two months of each calendar quarter shall be the Program Costs actually incurred during those two months and the itemization for the third month of each quarter may include estimates. The itemization for each subsequent calendar quarter shall then include a reconciliation of all estimated amounts reported during the prior quarter. Each Party shall provide the other Party with estimates of such costs upon the reasonable request of the other Party prior to the dates such statements are due. Within thirty (30) business days following receipt of the statement of actual Program Costs provided by each of Genzyme and Aptein, each Party shall pay the other, by payment or offset against amounts then due from the other, its share of any actual Program Costs shown thereon and not yet paid for which such Party has assumed funding responsibility pursuant to Section 4.1 above, but only to the extent that such amount, together with all prior contributions to date during such year, does not exceed [***] of the total Program Costs budgeted year-to-date through the end of the quarter to which such statement relates (except to the extent such excess is approved by the Steering Committee pursuant to Section 5.1.3 hereof). If the aggregate amount stated to be due from a Party in such quarterly statements for actual Program Costs is less than the amount already contributed by such Party with respect to budgeted Program Costs for such quarter, such excess shall be credited against the next successive quarterly payment due from such Party hereunder.

     3.3. Enforceability of Sections 4.1 and 4.2.  The agreements regarding
          --------------------------------------
funding commitments set forth in Sections 4.1 and 4.2 above are by and between, and for the benefit of, Genzyme, Aptein and their respective Affiliates only, and are not enforceable by any Third Party.

     3.4. Profit Sharing.  Within forty-five (45) days following the end of each
          --------------
calendar quarter following the Profitability Date, Genzyme shall deliver to Aptein a report setting forth all information necessary to calculate the amounts due to Aptein pursuant to this Section 4.4. All such reports shall be considered confidential Information of Genzyme and shall be subject to audit rights as set forth in Section 4.12 below, mutatis mutandis. If no payments are due to Aptein, the report shall so state. Concurrent with each report, and subject to Section 4.10 below, Genzyme shall pay to Aptein an amount equal to the product obtained by multiplying aggregate Net Profits for such quarter by Aptein's Percentage Interest. The Parties will equitably adjust the foregoing formula in the event that Aptein or any of its Affiliates is required under the terms of any agreement with a Third Party to make payments to such Third Party on Genzyme's behalf in respect of the sale of Collaboration Products.

     3.5. Milestone Payments.  Genzyme hereby agrees to pay the following
          ------------------
amounts to Aptein within ten (10) business days of the occurrence of the following events:

          (1) [***] upon commencement by Genzyme or an Affiliate of the first Phase I clinical trial of a Genzyme Product classified as a "biologic" by the FDA;

          (2) [***] upon commencement by Genzyme or an Affiliate of the first Phase I clinical trial of a Genzyme Product classified as a "drug" by the FDA;

          (3) [***] upon receipt by Genzyme or an Affiliate of the first Final Marketing Approval of a Genzyme Product classified as a "biologic" by the FDA; and

          (4) [***] upon receipt by Genzyme or an Affiliate of the first Final Marketing Approval of Genzyme Product classified as a "drug" by the FDA.

     For the avoidance of doubt, the payments set forth above shall be made only with respect to the first Genzyme Product to accomplish such milestone and no milestone shall be payable by Genzyme more than once.

     3.6. Royalties.
          ---------

          3.6.1. Genzyme Products.
                 ----------------

                 (1) In partial consideration for the grant by Aptein of the License Rights, Genzyme shall pay Aptein a royalty of [***] on Net Sales of Genzyme Products which are covered by an issued and unexpired claim within the CAT Patent Rights in the country of sale, payable on a country-by-country basis until the expiration in such country of all issued patents within the CAT Patent Rights; provided, however, that if a claim within the CAT Patent Rights issues in a country within [***] of the filing date of the patent application containing such claim, Genzyme shall pay Aptein the foregoing royalty as of the date on which such patent application was filed (or, if later, the date of First Commercial Sale of a Genzyme Product), with such retroactive royalty payable over the [***] period beginning with the date on which such claim was issued; and provided, further, that if a claim within the CAT Patent Rights issues in a country after [***] of the filing date of the patent application containing such claim, Genzyme shall pay Aptein [***] of the foregoing royalty as of the date on which such patent application was filed (or, if later, the date of First Commercial Sale of a Genzyme Product), with such retroactive royalty payable over the [***] beginning with the date on which such claim was issued. The payment of royalties hereunder shall be limited to only [***] royalty payment with respect to a single unit of Genzyme Product regardless of the number of claims within the CAT Patent Rights such Genzyme Product, but for the License Rights, would have infringed.

                 (2) In the event Aptein or one of its Affiliates successfully negotiates a decrease in the royalty rate payable under the Burnham License after the Effective Date, the royalty payable by Genzyme on Net Sales of Genzyme Products shall increase, for the length of time Aptein would be obligated to pay royalties under such agreement (notwithstanding Genzyme's obligation under Section 4.6.4 to pay such royalties on Aptein's behalf), by an amount equal to [***] of the royalty rate decrease negotiated by Aptein or its Affiliate (the "Incremental Royalty"). If Genzyme is
                                            -------------------
required to pay royalties to Third Parties (other than under the Burnham License or agreements between Genzyme and Third Parties in existence as of the Effective
Date) in order to make, use or sell Genzyme Products, then Genzyme shall be entitled to reduce the amount of aggregate Incremental Royalties payable to Aptein by [***] of the amount of such Third Party royalties; provided, however, that the Incremental Royalties shall not be reduced by [***]. For the avoidance of doubt, an example of the application of this Section 4.6.1 is set forth in
Schedule 4.6.1.
--------------

          3.6.2.    Competing Products.  In partial consideration for the grant
                    ------------------
by Aptein of the License Rights and in addition to any royalties payable by Genzyme pursuant to Section 4.6.1, Genzyme shall pay Aptein a royalty of [***] on Net Sales of Competing Products which are covered by an issued and unexpired claim within the CAT Program Patent Rights in the country of sale, payable on a country-by-country basis until the later of: (i) the expiration in such country of all issued patents within the CAT Program Patent Rights or (ii) the tenth 10/th/ anniversary of the First Commercial Sale of such Competing Product in such country; provided, however, that if a claim within the CAT Program Patent Rights issues in a country within [***] of the filing date of the patent application containing such claim, Genzyme shall pay Aptein the foregoing royalty as of the date on which such patent application was filed (or, if later, the date of First Commercial Sale of a Competing Product), with such retroactive royalty payable over the [***] period beginning with the date on which such claim was issued; provided, further, that if a claim within the CAT Program Patent Rights issues in a country after [***] of the filing date of the patent application containing such claim, Genzyme shall pay Aptein [***] of the foregoing royalty as of the date on which such patent application was filed (or, if later, the date of First Commercial Sale of a Competing Product), with such retroactive royalty payable over the [***] period beginning with the date on which such claim was issued; and provided, further, that if such Competing Product is not covered by an issued and unexpired claim within the CAT Program Patent Rights in such country but is based on the CAT Program Technology, the foregoing royalty shall be reduced to [***] of Net Sales. The payment of royalties hereunder shall be limited to only one royalty payment with respect to a single unit of Competing Product regardless of the number of claims within the CAT Program Patent Rights such Competing Product, but for the License Rights, would have infringed and regardless of whether such Competing Product is both covered by an issued claim within the CAT Program Patent Rights and is based on the CAT Program Technology.

          3.6.3.    Whittier Patent.  In partial consideration for the grant by
                    ---------------
Aptein of the License Rights, Genzyme shall pay Aptein a royalty of [***] on Net Sales of External Products which are covered by an issued and unexpired claim within the Whittier Patent in the country of sale, payable on a country-by-country basis until the expiration in such country of all issued patents within the Whittier Patent. The payment of royalties hereunder shall be limited to only one royalty payment with respect to a single unit of an External Product regardless of the number of claims within the Whittier Patent such External Product, but for the License Rights, would have infringed.

          3.6.4.    Third Party Payments.  Genzyme hereby undertakes: (i) to pay
                    --------------------
all royalties, sublicense fees and other costs or expenses payable to Third Parties associated with the sale of Genzyme Products by Genzyme or its Affiliates and sublicensees, either directly to such Third Party or through Aptein or its Affiliates; (ii) to pay all amounts payable to Burnham pursuant to
Section 4.2.2 of the Burnham License, either directly to such Third Party or through Aptein or its Affiliates; and (iii) to comply with the Burnham License in making such payments in accordance with Section 3.4 above.

          3.6.5.    Payments and Reports.  Within forty-five (45) days following
                    --------------------
the conclusion of each Royalty Period, Genzyme shall deliver to Aptein a report setting forth all information necessary to calculate the amount of royalties due to Aptein pursuant to this Section 4.6. All such reports shall be considered confidential Information (as defined in Section 10.1) of Genzyme, and shall be subject to audit rights as set forth in Section 4.12 below, mutatis mutandis.
If no royalties are due to Aptein for any Royalty Period, the report shall so state. Concurrent with each report, Genzyme shall remit to Aptein any royalty payment due for the applicable Royalty Period.

     3.7. Burnham License.  If Aptein or any of its Affiliates is required to
          ---------------
pay cash or other consideration to reduce the royalty rates payable under the Burnham License following the Effective Date, Genzyme shall pay Aptein, within thirty (30) days following receipt of a written invoice therefor, in an amount equal to [***] of the amounts paid by Aptein or its Affiliate to reduce such royalty rates; provided, however, in no event shall Genzyme be required to pay more than [***] in the aggregate pursuant to the provisions of this paragraph. In the event that Aptein or any of its Affiliates pay non-monetary consideration (e.g., stock) to reduce the royalty rates payable under the Burnham License, Genzyme's obligations under this Section 4.7 shall be calculated based on the fair market value of such consideration. No amounts paid by Aptein, its Affiliates or Genzyme pursuant to this Section 4.7 shall be considered Program Costs.

     3.8. Payments in United States Dollars; Method of Payment.  All payments
          ----------------------------------------------------
due under this Agreement shall be payable in U.S. dollars. All payments under this Agreement shall be made by certified or bank check or by wire transfer in immediately available funds to such account(s) as the Party owed such payment may designate in writing to the Party making such payment, provided that such accounts are located outside of the United Kingdom.

     3.9. Payments in Other Currencies.  If by law, regulation, or fiscal policy
          ----------------------------
of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Genzyme shall give Aptein prompt written notice of such restriction, which notice shall satisfy the forty-five (45) day payment deadline described in Sections 4.4 and 4.6.5. Genzyme shall pay any amounts due Aptein through whatever lawful methods Aptein reasonably designates; provided, however, that if Aptein fails to designate such payment method within thirty (30) days after Aptein is notified of the restriction, Genzyme may deposit such payment in local currency to the credit of Aptein in a recognized banking institution selected by Genzyme and identified by written notice to Aptein, and such deposit shall fulfil all obligations of Genzyme to Aptein with respect to such payment.

     3.10.  Withholding and Similar Taxes.  Any withholding of taxes levied by
            -----------------------------
tax authorities on the payments hereunder shall be deducted by the paying Party from the sums otherwise payable by the paying party hereunder for payment to the property tax authorities on behalf of the receiving Party and shall be paid by the paying Party to such property tax authorities. The Parties agree to cooperate with each other in the event a Party claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to the cooperating Party.

     3.11.  Late Payments.  Any payments by Genzyme or Aptein that are not paid
            -------------
on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at the Prime Rate of interest as reported by the Chase Manhattan Bank, New York, New York, on the date payment is due, with interest calculated based on the number of days that payment is delinquent.

     3.12.  Books of Account; Audit.  Each Party shall keep and maintain proper
            -----------------------
and complete records and books of account documenting (i) all Program Costs incurred by it and its Affiliates and (ii) all information required to enable Aptein to determine royalties and other amounts payable to Aptein hereunder. Each Party shall permit independent accountants retained by the other Party to have access to its records and books for the sole purpose of determining (i) the appropriateness of Program Costs charged by the non-auditing Party hereunder and
(ii) verifying the profit sharing and royalty reports delivered pursuant to Sections 4.4 and 4.6.5 above. Such examination shall be conducted during regular business hours and upon reasonable notice, at the auditing Party's own expense and no more than once in each calendar year during the term of this Agreement and once during the three (3) calendar years following the termination hereof. If such examination reveals that such Program Costs or royalties have been misstated, any adjustment shall be promptly refunded or paid, as appropriate. The auditing Party shall pay the fees and expenses of the accountant engaged to perform the audit, unless such audit reveals an overcharge, accrual or underpayment of [***] or more for the period examined, in which case the audited Party shall pay all reasonable costs and expenses incurred by the auditing Party in the course of making such determination, including the fees and expenses of the accountant.

                      ARTICLE 4.  THE DEVELOPMENT PROGRAM

     4.1.   Conduct of the Development Program.
            ----------------------------------

          4.1.1.    General.  The Parties each agree to collaborate diligently
                    -------
in the development of Collaboration Products in the Field and to use commercially reasonable and diligent efforts to develop, obtain Regulatory Approvals for and bring to market Collaboration Products in the Field and in the Territory as soon as practicable, all in accordance with the Development Plan and the Commercialization Plan for such Collaboration Products. The Parties agree to execute and substantially perform and to cooperate with each other in carrying out the Development Plan and the Commercialization Plan for each Collaboration Product. Neither Party shall be required to undertake activities in furtherance of the Development Plan or Commercialization Plan if the other Party is not meeting its Program funding commitments set forth in this Agreement. As used in this Agreement, the term "commercially reasonable and
                                                 ---------------------------
diligent efforts" will mean that level of effort which, consistent with the
----------------
exercise of prudent scientific and business judgment, is or would be applied by the Party in question to its or its Affiliates' other therapeutic products at a similar stage of development and with similar commercial potential, and in no event shall that level of effort be less than that required under applicable provisions of the Burnham Agreement.

          4.1.2.    Development Plan.  The Development Program shall be
                    ----------------
conducted by the Parties under a rolling four (4) year Development Plan which shall describe the proposed overall program of development for each Collaboration Product, including preclinical studies, toxicology, formulation, clinical trials and regulatory plans and other key elements necessary to obtain Regulatory Approvals for such Collaboration Product. The Development Plan shall include a summary of estimated Development Costs expected during the development process and a detailed description of and budget for all development activities proposed for each calendar year for each Collaboration Product.

          4.1.3.    Initial and Updated Development Plan.  A Development Plan
                    ------------------------------------
for the period beginning on the Effective Date and ending on December 31, 2003 has been agreed upon by the Parties and is attached hereto as Schedule 5.1.3.
                                                              --------------
The Development Plan shall be updated annually by Genzyme, in consultation with Aptein, and submitted to the Steering Committee for review and approval not later than October 31 of each year during the Development Program. Each such updated Development Plan shall include (a) an overall development plan for each Collaboration Product which sets forth all major development tasks remaining to be accomplished prior to submission of filings for Regulatory Approvals, (b) a detailed description for the development and pre-commercialization activities proposed for the following four (4) calendar years, and (c) a detailed, rolling four-year financial forecast containing a committed budget for the first calendar year and good faith estimates of the budget for the following three (3) calendar years. Each such updated Development Plan approved by the Steering Committee shall be signed by an authorized representative of each of Genzyme and Aptein. The members of the Program Management Team shall actively consult with on another throughout the term of the Development Plan so as to adjust the specific work performed under the Development Plan to conform to evolving developments in technology and the results of the development work performed. While minor adjustments to the Development Plan may be made from time to time upon approval of the Program Management Team, significant changes in the scope or direction of the work and any changes in funding exceeding [***] of the total amount budgeted in any calendar year for the Development Program must be approved by the Steering Committee, in the absence of which approval the most recently approved Development Plan and budget shall remain in effect. Notwithstanding the foregoing, if the Steering Committee does not approve the budget increase and such increase is necessitated by a significant change in an activity for which one of the Parties has primary responsibility as described in Section 5.1.4 below, the Party responsible for such activity may independently determine to increase the applicable budget. The other Party shall then have the option, exercisable within (30) days of the decision to increase the applicable budget, to fund a percentage of such increased Development Costs at a level not to exceed the percentage of such costs being funded by such Party during such year. If such budget increase is necessitated by an activity for which the Parties share joint responsibility, either Party may choose to fund such activity on its own, provided that such funding will only be considered a Development Cost if the aggregate amount funded by such Party in a calendar year under this sentence does not exceed [***].

          4.1.4.    Execution and Performance.  The Development Program shall
                    -------------------------
allocate between the Parties responsibility for each of the activities described therein. Each Party may subcontract portions of the activities allocated to it under a Development Plan to any of its Affiliates or to a Third Party with the prior approval of the other Party (such Affiliate or Third Party being referred to herein as a "Permitted Subcontractor"), provided that (i) the subcontracting
                -----------------------
Party shall be responsible for the performance of its Permitted Subcontractors and (ii) all Inventions discovered, made or conceived by each Permitted Contractor in the course of the performance of such activities shall be assigned to the subcontracting Party in a manner consistent with Sections 9.1.1 and 9.1.3 below and licensed to the other Party pursuant to Article 3 above. The Parties shall use, and shall cause their Permitted Subcontractors to use, commercially reasonable and diligent efforts to conduct the activities described in the Development Plan and in so doing shall prepare and maintain proper records, including laboratory notebooks prepared and maintained in accordance with commercial scientific practice, detailing such activities. The Parties acknowledge and agree that each Development Plan shall allocate primary responsibility for various activities as follows:

                    (1) Antibody engineering: Aptein; provided, however, if the process selected by Aptein for developing a human antibody does not result within a reasonable period of time in a human antibody with properties acceptable to both Parties, then decision-making with respect to such humanization activities will become joint;

                    (2)  Preclinical development: Joint;

                    (3)  Product and process development: Joint;

                    (4)  Clinical development: Genzyme;

                    (5)  Biostatistics: Genzyme;

                    (6)  Regulatory: Genzyme; and

                    (7)  Manufacturing, quality control and quality assurance:
Genzyme.

Notwithstanding the foregoing allocations of responsibility, the Program Management Team will coordinate and supervise activities under the Development Plan.

          4.1.5.    Attendance at Regulatory Meetings.  Genzyme shall provide
                    ---------------------------------
Aptein with prior notice of all meetings between representatives of Genzyme and regulatory authorities regarding any Co0llaboration Product. Except as otherwise provided herein, Aptein and its Affiliates shall have the right to have representatives present at all such meetings.

     4.2. Development Information.
          -----------------------

          4.2.1.    Reports and Information Exchange.  Genzyme shall own all
                    --------------------------------
clinical trial data accumulated from all clinical trials of Collaboration Products conducted as part of the Program or otherwise funded or partially funded by the Parties. Each Party shall use, and shall cause its Permitted Subcontractors to use, commercially reasonable and diligent efforts to disclose to the other Party all material information relating to any Collaboration Product promptly after it is learned or its materiality is appreciated. The Party performing or supervising clinical trials of Collaboration Products in accordance with the Development Plan shall maintain, and shall cause its Permitted Subcontractors to maintain, the database of clinical trial data accumulated from all clinical trials of Collaboration Products and of adverse reaction information for all such Collaboration Products. Such database shall be maintained in accordance with the Medical Dictionary for Regulatory Activities standard, as in effect from time to time. Each Party shall also keep the Program Management Team informed as or its or its Permitted Subcontractors' progress in the Development Plan. All protocols for clinical trials to be conducted, and all product registration plans for Collaboration Products shall be submitted to the Program Management Team for review and comment by the Program Management Team prior to filing of such protocols or registrations with any regulatory agency. Within sixty (60) days following the end of each calendar quarter during the Development Program, each Party shall provide the other Party with a reasonably detailed written report which shall describe the progress to date of all activities for which such Party and its Affiliates were allocated responsibility during such quarter under the Development Plan.

          4.2.2.    Adverse Reaction Reporting.  Each Party shall notify, and
                    --------------------------
shall cause its Permitted Subcontractors to notify, the other Party of any adverse reaction information relating to any Collaboration Product, CAT Product, or Antibody-based antagonist of TGF-B developed for an Ophthalmic Application as necessary for compliance with regulatory requirements and in accordance with procedures to be established by the Program Management Team no later than the date on which the first clinical trial for such Collaboration Product, CAT Product, or Antibody-based antagonist of TGF-B developed for an Ophthalmic Application is initiated.

"Adverse reaction information" includes without limitation information relating
 ----------------------------
to any experience that (a) suggests a significant hazard, contraindication, side effect or precaution, (b) is fatal or life threatening, (c) is permanently disabling, (d) requires or prolongs inpatient hospitalization, (e) involves a congenital anomaly, or (f) is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the United States labeling for the Collaboration Product.

          4.2.3.    Clinical and Regulatory Audits.  Each Party shall permit,
                    ------------------------------
and shall cause its Permitted Subcontractors to permit, the other Party or the representatives of the other Party or any applicable regulatory authority (including without limitation the FDA and the EMEA) to have access during regular business hours and upon reasonable advance notice, at the auditing Party's own expense, to the audited Party's and its Permitted Subcontractors' records and facilities relating to the Development Program for the purpose of monitoring compliance with current Good Clinical Practice and other applicable requirements of the Regulatory Scheme.

     4.3. Regulatory Approval Filings.  Genzyme shall be responsible for all
          ---------------------------
activities relating to obtaining Regulatory Approvals for Collaboration Products in the Territory. Regulatory Approval filings in the Territory for the Collaboration Products and for the facilities used to manufacture such Collaboration Products shall be filed in the name of Genzyme or its Affiliates, as reasonably determined by Genzyme. Prior to submission to the FDA, EMEA, or other applicable regulatory authority, the Parties, through the Program Management Team, shall (i) consult, cooperate in preparing and mutually agree on the content and scope of the Regulatory Approval filings and (ii) prepare technical agreements outlining the responsibilities of the Parties regarding compliance with the applicable Regulatory Scheme.

     4.4. Clinical Data.  In all agreements with Permitted Subcontractors
          -------------
involving the development of preclinical or clinical data for a Collaboration Product, Genzyme and Aptein shall each require that such Permitted Subcontractors provide the other Party access to all such data required to be disclosed to the Japanese Ministry of Health and Welfare, the FDA, the Committee of Proprietary Medicinal Products of the European Community, the EMEA or other regulatory agency, in each case with respect to Regulatory Approvals.

     4.5. Facilities Visits.  Representatives of each Party, its Affiliates, or
          -----------------
any applicable regulatory authority (including without limitation the FDA and the EMEA) may visit, upon reasonable notice and in the presence of the other Party, all manufacturing sites and the sites of any clinical trials or other experiments being conducted by the other Party and its Permitted Subcontractors in connection with the Development Program. Each Party shall, upon request of the other Party, cause appropriate individuals working on the Development Program on its and its Permitted Subcontractors' behalf to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the Party responding to such request.

                      ARTICLE 5.  MANUFACTURE AND SUPPLY

Subject to the terms and conditions of this Agreement, Collaboration Products shall be manufactured and supplied for preclinical and clinical testing and for commercial sale upon the following terms and conditions. For purpose of this
Article 6 and Article 12, the term "Collaboration Products" shall be deemed to include Collaboration Products in bulk active ingredient and in finished dosage form.

     5.1. Process Development.  The Parties will use, and shall cause their
          -------------------
respective Permitted Subcontractors to use, commercially reasonable and diligent efforts to develop a process for the manufacture of each Collaboration Product and to scale up that process to a scale sufficient to manufacture and supply (a) the anticipated demand for preclinical studies and clinical trials of such Collaboration Product in accordance with the projections set forth in the Development Plan and (b) the anticipated market demand (plus a reasonable level of inventory) for such Collaboration Product at the time Regulatory Approval is obtained for such Collaboration Product in accordance with the projections set forth in the Commercialization Plan for such Collaboration Product. The development of the process for the manufacture of Collaboration Products as well as the scale up of such process and all material issues incident to the development of the ability to produce Collaboration Products for commercial purposes in sufficient quantity and in a timely manner will be within the purview of the Program Management Team, and all changes to the manufacturing process shall be subject to the approval of the Program Management Team and any additional quality and regulatory personnel of the Parties whose approval is deemed necessary or desirable.

     5.2. Manufacture and Supply of Collaboration Products.  Genzyme shall, or
          ------------------------------------------------
shall engage one of its Affiliates or a Third Party to manufacture and supply, Collaboration Products for preclinical and clinical activities and commercial sale. Manufacturing activities to be performed by an Affiliate or Third Party shall be performed pursuant to a supply agreement to be negotiated in good faith and entered into by Genzyme and such Affiliate or Third Party. Genzyme shall, or shall cause its Affiliates or Third Parties engaged as contract manufacturers to use commercially reasonable and diligent efforts to manufacture and supply each Collaboration Product (i) for preclinical studies and clinical trials in quantities and within a time period sufficient to conduct the activities set forth in the Development Plan and (ii) to meet market demand for Collaboration Products at the time Regulatory Approval is obtained for such Collaboration Product in accordance with the projections set forth in the Commercialization Plan for such Collaboration Product. Notwithstanding the foregoing, the Parties acknowledge and agree that [***] shall initially supply Collaboration Products pursuant to [***] until such time as [***] determines to establish alternative arrangements for the manufacture and supply of Collaboration Products; provided, however, in so doing [***] shall take no action that would result in a breach [***].

     5.3. Planning Meetings.  The Parties recognize that detailed and continuing
          -----------------
exchanges of information shall be necessary in order to optimize the sale of Collaboration Products by Genzyme, consistent with their respective rights and responsibilities under this Agreement. To that end, Genzyme shall keep the Program Management Team reasonably informed of any and all issues that arise affecting the production of Collaboration Products. The Program Management Team shall conduct a planning meeting at least once per quarter to review projected demand for Collaboration Products and levels of commercial sales of the Collaboration Products in the Territory and address supply issues.

     5.4. Facilities.  Notwithstanding any provision of this Agreement to the
          ----------
contrary, the Parties acknowledge and agree that Aptein shall not bear any costs relating to the construction by Genzyme of manufacturing facilities for a Collaboration Product (other than through depreciation and authorization included in Fully Absorbed Cost of Goods).

     5.5. U.S. Manufacture.  To the extent required by applicable law and the
          ----------------
Telios Agreements, Genzyme agrees that the Collaboration Products and Genzyme Products will be manufactured substantially in the United States, subject to such waivers as may be obtained from the U.S. Department of Health and Human Services or is designee.

           ARTICLE 6.  SALES, MARKETING AND ADMINISTRATIVE SERVICES

     6.1. Commercialization Plans.  The commercialization of each Collaboration
          -----------------------
Product shall be governed by a Commercialization Plan which shall describe the overall plan for commercializing such Collaboration Product, including without
(a) a comprehensive marketing, sales, pricing, manufacturing, distribution and licensing strategy for such Collaboration Product in all applicable countries, including the identification of any Third Parties engaged or to be engaged in connection with such activities and the arrangements with them that have been or are proposed to be agreed upon (including policies and procedures for adjustments, rebates, bundling and the like), (b) estimated launch date, market and sales forecasts, in numbers of patients and local currency, and competitive analysis for such Collaboration Product, (c) a detailed budget for the Commercialization Costs to be incurred in connection with performing such Commercialization Plan, and (d) production and inventory forecasts. Genzyme shall be responsible for developing the Commercialization Plan in consultation with Aptein and for updating it annually. Genzyme shall provide Aptein a copy of each Commercialization Plan promptly following its completion.

     6.2. Exclusive Engagement.  Genzyme shall have the exclusive right to
          --------------------
market and sell Collaboration Products within the Territory for use within the Field and agrees (by itself or through its Affiliates) to use commercially reasonable and diligent efforts to establish each Collaboration Product in the markets, fulfil market demand and meet the marketing and distribution goals set forth in the Commercialization Plan for such Collaboration Product. Genzyme's diligence obligations under this Section 7.2 shall exist regardless of whether Genzyme is developing or commercializing a Genzyme Product.

     6.3. Marketing and Distribution Expenses.  All freight, insurance, duties
          -----------------------------------
and all other charges associated with shipment of the Collaboration Products shall be considered Commercialization Costs for such Collaboration Products only to the extent such costs are not charged to Genzyme's customers. Genzyme's ordinary expenses incurred in the course of performing its marketing and distribution obligations hereunder shall constitute Commercialization Costs.

     6.4. Responsibilities of Genzyme.  Genzyme shall be solely responsible for
          ---------------------------
all aspects of the marketing of the Collaboration Products in accordance with the strategy, policies and procedures established in the Commercialization Plan. Genzyme shall comply with all applicable laws and regulations in connection with such activities, including but not limited to those related to "off-label" promotion of biopharmaceutical products.

     6.5. Responsibilities of Aptein.  Aptein shall not, and shall cause its
          --------------------------
Affiliates not to, solicit for its own account sales of Collaboration Products. Any solicitations or requests to purchase Collaboration Products received by Aptein or any of its Affiliates from any customer or prospective customer shall be immediately referred to Genzyme. In the event that Aptein or any of its Affiliates develops or commercializes a TGF-B antagonist for an Ophthalmic Application or a CAT Product, Aptein and its Affiliates shall comply with all applicable laws and regulations in connection with such activities, including but not limited to those related to "off-label" promotion of biopharmaceutical products.

     6.6. General and Administrative Services.  General and administrative
          -----------------------------------
services required for the conduct of the Program shall be provided at cost by any or all of Aptein, Genzyme or their respective Permitted Subcontractors as determined by the Steering Committee. All such costs, in addition to general and administrative costs payable to Third Parties (such as accountants) and general and administrative costs incurred by Aptein, Genzyme or their respective Permitted Subcontractors in satisfying their respective obligations under this Agreement, shall be considered to be Program Costs, provided that any such costs that are incurred are charged in a manner consistent with the principles set forth in Schedule 7.6.
         ------------

                            ARTICLE 7.  MANAGEMENT

     7.1. Program Management Team.
          -----------------------

          7.1.1.    General.  The Parties have established a Program Management
                    -------
Team to oversee and control development of Collaboration Products. The Program Management Team shall be composed of such number of representatives as may be appointed by the Parties from time to time. Such representatives will include individuals with expertise and responsibilities in such areas as preclinical development, clinical development, manufacturing, regulatory affairs, marketing, sales management and reimbursement. The Parties shall be entitled, but are not obligated, to have an equal number of representatives on the Program Management Team. The Program Management Team shall meet as needed but not less than quarterly. Genzyme and Aptein shall each designate one (1) of their respective representatives on the Program Management Team to act as Co-Chair. The Program Management Team shall appoint one of its members to act as Secretary. Such meetings shall be at times and places or in such form (e.g., telephone or video conference) as the members of the Program Management Team shall agree. A Party may change one or more of its representatives to the Program Management Team at any time. Members of the Program Management Team may be represented at any meeting by another member of the Program Management Team or by a deputy. Any approval, determination or other action agreed to by unanimous consent of the members of the Program Management Team or their deputies present at the relevant Team Meeting shall be the approval, determination or other action of the Program Management Team, provided at least one (1) representative of each of Genzyme and Aptein is present at such meeting. Representatives of either Genzyme and Aptein or their respective Affiliates who are not members of the Program Management Team may attend meetings of the Program Management Team as agreed to by the representative members of the other Party. The Co-Chairs of the Program Management Team may designate project leaders to the extent it deems it necessary or advisable. Each Party shall bear its own travel costs and expenses relating to Program Management Team meetings, which costs and expenses shall not be considered Program Costs.

          7.1.2.    Development Program Functions.  During the term of the
                    -----------------------------
Development Program, the Program Management Team shall coordinate, expedite and control the development of Collaboration Products to obtain Regulatory Approvals. The Program Management Team will (a) develop and recommend to the Steering Committee updates to the Development Plans (including annual development budgets), (b) facilitate the flow of information with respect to development work being conducted for each Collaboration Product throughout the Territory and (c) discuss and cooperate regarding the conduct of such development work.

          7.1.3.    Minutes.  The Program Management Team shall keep accurate
                    -------
minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken. The Secretary shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the Program Management Team within ten (10) business days after each meeting and shall be approved, if appropriate, at the next meeting. All records of the Program Management Team shall at all times be available to all of the Parties.

     7.2. Steering Committee.
          ------------------

          7.2.1.    General.  The Parties have established a Steering Committee
                    -------
to oversee and manage the collaboration contemplated by this Agreement. The Steering Committee shall be composed of three (3) representatives appointed by Genzyme and three (3) representatives appointed by Aptein. Such representatives will be senior officers and/or managers of their respective companies or their Affiliates. Aptein's initial representatives on the Steering Committee shall be David Glover, Nigel Burns and Duncan Casson. Genzyme's initial representatives on the Steering Committee shall be John McPherson, Alison Lawton and Gene Williams. Genzyme and Aptein shall each designate one (1) of their respective representatives on the Steering Committee to act as Co-Chair. The Steering Committee shall appoint one (1) of its members to act as Secretary. The Steering Committee will meet as needed, but either Party may require that meetings be held quarterly. Such meetings shall be at times and places or in such form (e.g., telephone or video conference) as the members of the Steering Committee shall agree. A Party may change one or more of its representatives to the Steering Committee at any time. Members of the Steering Committee may be represented at any meeting by another member of the Steering Committee or by a deputy. Any approval, determination or other action agreed to by unanimous consent of the members of the Steering Committee or their deputies present at the relevant Steering Committee meeting shall be the approval, determination or other action of the Steering Committee, provided at least two (2) representatives of each of Genzyme and Aptein are present at such meeting. Representatives of their Genzyme and Aptein or their respective Affiliates who are not members of the Steering Committee may attend meetings of the Steering Committee as agreed to by the representative members of the other Party. Each Party shall bear its own personnel and travel costs and expenses relating to Steering Committee meetings, which costs and expenses shall not be considered Program Costs.

          7.2.2.    Functions.  The Steering Committee shall perform the
                    ---------
following functions: (a) determine the overall strategy for the Program in the manner contemplated by this Agreement; (b) coordinate the activities of the Parties hereunder; (c) settle disputes or disagreements that are unresolved by the Program Management Team; (d) review and approve each Development Plan, including each significant change and annual update thereto, submitted to it pursuant to Section 5.1.3 hereof; (e) serve as the governing body of the Program; and (f) perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

          7.2.3.    Minutes.  The Steering Committee shall keep accurate minutes
                    -------
of its deliberations which shall record all proposed decisions and all actions recommended or taken. The Secretary shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the Steering Committee within ten (10) business days after each meeting. All records of the Steering Committee shall at all times be available to both Genzyme and Aptein.

     7.3. General Disagreements.  All disagreements within the Program
          ---------------------
Management Team and the Steering Committee shall be subject to the following:

          (1) If any dispute relates to subject matter for which one of the Parties has primary responsibility pursuant to Section 5.1.4, the Party with such responsibility shall be entitled to unilaterally resolve such dispute, or if such dispute relates to commercialization activities not described in Section 5.1.4, Genzyme shall be entitled to unilaterally resolve such dispute.

          (2) If such dispute relates to subject matter for which the Parties share joint responsibility pursuant to Section 5.1.4, the representatives to the Program Management Team or Steering Committee will negotiate in good faith for a period of not less than thirty (30) days to attempt to resolve the dispute. In the case of the Program Management Team, any unresolved dispute shall be referred to the Steering Committee for good faith negotiations for an additional period of not less than thirty (30) days to attempt to resolve the dispute.

          (3) In the event that the dispute is not resolved after the period specified in clause (b), the representatives shall promptly present the disagreement to the Chief Executive Officer of Genzyme and the President of Aptein, or a designee of such officer reasonably acceptable to the other Party.

          (4) Such executives shall meet or discuss in a telephone or video conference each Party's views and explain the basis for such dispute.

          (5) If such executives cannot resolve such disagreement within sixty (60) days after such issue has been referred to them, then such dispute shall be subject to the provisions of Section 15.6 hereof.

                   ARTICLE 8.  INTELLECTUAL PROPERTY RIGHTS

     8.1. Ownership.  The Parties acknowledge that the ownership rights set
          ---------
forth herein are subject to the license grants set forth in Article 3 above.

          8.1.1. Ownership of Inventions.  All right, title and interest in
                 -----------------------
all Inventions that are discovered, made or conceived solely by employees or Genzyme or other acting on behalf of Genzyme ("Genzyme Inventions") shall be
                                               ------------------
owned by Genzyme. All right, title and interest in all Inventions that are discovered, made or conceived solely by employees of Aptein or others acting on behalf of Aptein ("CAT Inventions") shall be owned by Aptein. All right, title
                   --------------
and interest in all Inventions that are discovered, made or conceived jointly by employees of Genzyme and Aptein or others acting on their behalf ("Joint
                                                                   -----
Inventions") shall be jointly owned by the Parties. Each of Genzyme and Aptein
----------
shall promptly disclose to other Party the making, conception or reduction to practice of Inventions by its employees or others acting on behalf of such Party.

          8.1.2. Ownership of Trademarks.  Genzyme shall own all trademarks
                 -----------------------
for the sale and use of Collaboration Products in the Territory (collectively, the "Product Marks"), and all
     -------------
goodwill therein shall inure to the benefit of Genzyme, and all expenses thereof shall be considered Program Costs. All Products Marks shall be registered in the name of Genzyme if and when registered. In the event that the applicable laws and regulations of any country in which the Steering Committee elects to register any Product Marks require that such trademark(s) be registered in the name of an entity other than Genzyme, or if the Steering Committee determines that it is in the best interests of the Parties, then the Steering Committee shall select such entity and ensure that a duly authorized officer of such entity agrees in writing that such entity shall (a) grant Genzyme an exclusive, fully-paid, royalty-free, irrevocable (during the term of this Agreement) right and license (with the right to grant sublicenses) to use such Product Marks in the Territory and (b) comply with the provisions of Article 13 hereof with respect to the ownership and/or disposition of such Products Marks in the event the Program is terminated and provide the level of cooperation described in
Section 14.1 hereof in connection therewith. Aptein hereby agrees that at no time during the term of this Agreement shall it or any of its Affiliates challenge or assist others in challenging the Product Marks or the registration thereof or attempt register to any trademarks, marks or trade names confusingly similar to such Product Marks.

          8.1.3.    Cooperation of Employees.  Each Party represents and agrees
                    ------------------------
that all employees or others acting on behalf (including without limitation its Permitted Subcontractors) in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or other person. In the case of non-employees working for other companies or institutions on behalf of either Party, such Party, as applicable, shall obtain licenses to the fullest extent available for all Inventions made by such non-employees on behalf of such Party, as applicable, in accordance with the policies of said company or institution. The Parties agree to undertake to enforce such agreements (including, where appropriate, by legal action) considering, among other things, the commercial value of such Inventions.

     8.2. Filing, Prosecution and Maintenance of Patent Rights.
          ----------------------------------------------------

          8.2.1.    Filing, Prosecution and Maintenance.  Each Party shall be
                    -----------------------------------
responsible for the filing, prosecution and maintenance of all patent applications and patents which make up its Patent Rights and which relate to the Program. The Steering Committee shall designate one of the Parties or one of its Affiliates as the Party responsible for the filing, prosecution, maintenance and enforcement of all patent applications and patents which make up the Joint Patent Rights. For so long as any of the license grants set forth in Article 3 hereof remain in effect and upon request of the other Party, each Party agrees to file and prosecute patent applications and maintain the Patent Rights for which it is responsible and which relate to the Program in all countries in the Territory selected by the Steering Committee. Each Party shall consult with and keep the other fully informed of important issues relating to the preparation and filing (if time permits), prosecution and maintenance of such patent applications and patents, and shall furnish to the other Party copies of documents relevant to such preparation, filing, prosecution or maintenance in sufficient time prior to filing such document or making any payment due thereunder to allow for review and comment by the other Party and, to the extent possible in the reasonable exercise of its discretion, the filing Party shall incorporate all such comments.

          8.2.2.    Patent Costs.  All costs incurred after the Effective Date
                    ------------
associated with filing, prosecuting and maintaining patent applications and patents included within the Genzyme Patent Rights, the Genzyme Program Patent Rights, the CAT Patent Rights, the CAT Program Patent Rights and the Joint Patent Rights shall be deemed Development Costs; provided, however, that if either Party or one of its Affiliates is exploiting any such Patent Rights to develop or commercialize a product other than a Collaboration Product, then such Party shall bear [***] of such costs itself and [***] costs shall be deemed Development Costs.

     8.3. Cooperation.  Each Party shall make available to the other Party (or
          -----------
to the other Party's authorized attorneys, agents or representatives) its employees, agents or consultants to the extent necessary or appropriate to enable the appropriate Party to file, prosecute and maintain patent applications and resulting patents with respect to Inventions owned by a Party and for reasonable periods of time sufficient for such Party to obtain the assistance it needs from such personnel. Where appropriate, each Party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other Party.

     8.4. Notification of Patent Term Restoration.  Each Party shall notify the
          ---------------------------------------
other Party of (a) the issuance of each United States patent included within the Patent Rights for which the notifying Party or one of its Affiliates is responsible, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the Patent Rights for which the notifying Party is responsible which it receives as patent owner pursuant to the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, including notices pursuant to (S)(S)101 and 103 of such Act from persons who have filed an abbreviated New Drug Application. Such notice shall be given promptly, but in any event within ten (10) business days after the issuance of such patent or receipt of each such notice pursuant to such Act. Each Party shall notify the other Party of each filing for patent term restoration under such Act, any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the Patent Rights for which the notifying Party or one of its Affiliates is responsible.

     8.5. No Other Technology Rights.  Except as otherwise expressly provided in
          --------------------------
this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to the Patent Rights, Technology or Manufacturing Know-How of the other Party, including terms owned, controlled or developed by the other Party, or transferred by the other Party to said Party at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant either Party any license or other right in the Patent Rights or Technology of the other Party for uses other than as specified in Article 3 hereof and this Article 9.

     8.6. Enforcement of Patent Rights; Defense of Infringement Actions.  Each
          -------------------------------------------------------------
Party shall promptly notify the other in writing of any Third Party infringement in the Field of any patents or patent applications for which it or one of its Affiliates is responsible pursuant to Section 9.2 above or if any allegation of infringement is made against either Party or any of its Affiliates by a Third Party because of the manufacture, use or sale of a Collaboration Product or because of attempts to invalidate Patent Rights.

          8.6.1.    First Right to Respond.  Each Party shall have the first
                    ----------------------
right to respond to or defend (in consultation with the Steering Committee) against such challenge or infringement of the Patent Rights for which it or one of its Affiliates is responsible pursuant to Section 9.2 above or charge of infringement. In the event such Party elects to so respond or defend, the other Party will cooperate with the responding Party's legal counsel, join in such suits as may be brought by the responding Party to enforce its Patent Rights, and be available at the responding Party's reasonable request to be an expert witness or otherwise to assist in such proceedings.

          8.6.2.    Sharing of Litigation and Settlement Expenses.  The costs
                    ---------------------------------------------
incurred (a) in responding to or defending against a challenge to a Party's Patent Rights that relate to the Program, or defending against a charge that the manufacture, use or sale of Collaboration Products infringe the Patent Rights of Third Parties, and in assisting in connection with any of the foregoing, (b) in settling any such actions, which may not be done without the prior written consent of the Steering Committee, which consent shall not be unreasonably be withheld or delayed, and (c) as damages paid as a result of such actions, shall be deemed Program Costs.

          8.6.3.    Second Right to Respond.  If a responsible Party does not
                    -----------------------
exercise its right to respond to or defend against challenges or infringements of its Patent Rights as provided in Section 9.6.1 above within thirty (30) days of becoming aware of or being notified of such challenges or infringements, then the other Party shall have the option to do so at its sole costs (and the responsible Party shall agree to be joined as a party plaintiff) following its good faith determination that such action is in the best interest of the Program after giving good faith consideration to the position of the responsible Party in not so responding or defending; provided that in such case all amounts so recovered from such Third Party shall be retained by the Party undertaking such response or defense and the Party so responding shall have no further obligations to the other Party with respect to the response or defense thereof. Notwithstanding the foregoing, the provisions of this Section 9.6.3 shall be subject to any countervailing provisions of applicable law and contractual obligations to Third Parties existing as of the Effective Date.

          8.6.4.    Recovery of Costs.  If either Party recovers monetary
                    -----------------
damages from a Third Party in connection with any action described in this
Section 9.6, such damages shall be applied in the following manner: (i) first, the Parties shall be reimbursed, on a pro rata basis, for all costs and expenses incurred by them with such action; and (ii) any remaining recovery shall be shared by the Parties in proportion with their respective Percentage Interests.

ARTICLE 9.  CONFIDENTIALITY

     9.1. Nondisclosure Obligations.  Except as otherwise provided in this
          -------------------------
Article 10, during the term of this Agreement and for a period of five (5) years thereafter, the Parties shall, and shall cause their respective Permitted Subcontractors to, maintain in confidence and use only for purposes specifically authorized under this Agreement (a) confidential information and data resulting from or related to the development of Collaboration Products and (b) all information and data not described in clause (a) but supplied by the other Party under this Agreement and marked or identified as "Confidential."

     For purposes of this Article 10, information and data described in clause
(a) or (b) of the preceding paragraph shall be referred to as "Information."  To
                                                               -----------
the extent it is reasonably necessary or appropriate to fulfil its obligations or exercise its rights under this Agreement, a Party may disclose Information to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on the condition that such entities or persons agree to keep the Information confidential for the same time periods and to the same extent as such Party is required to keep the Information confidential; and a Party or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to market commercially Collaboration Products. The obligation not to disclose Information shall not apply to any part of such Information that: (i) is or becomes patented, published or otherwise becomes publicly known other than by acts of the Party obligated not to disclose such Information or its Affiliates or sublicensees in contravention of this Agreement; (ii) can be shown by written documents to have been disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided that such Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided that such Information was not obtained directly or indirectly from the other Party under this Agreement; (iv) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without breach of any of the provisions of this Agreement; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the original disclosing Party receives prior written notice of such disclosure and that the receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

     9.2. Terms of this Agreement; Press Releases.  The Parties further agree to
          ---------------------------------------
seek confidential treatment for the filing of this Agreement with the U.S. Securities and Exchange Commission, the London Stock Exchange, and any other applicable regulatory authority or securities exchange, and shall agree upon the content of the request for confidential treatment made by each Party in respect of such filing. Except as permitted by the foregoing provisions or as otherwise required by law, Genzyme and Aptein each agree, and shall cause its Affiliates to agree, not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party; provided that each Party and its Affiliates shall be entitled to disclose the terms of this Agreement without such consent to potential investors or other financing sources on the condition that such entities or persons agree to keep such terms confidential for the same time periods and to the same extent as such Party is required to keep such terms confidential. The Parties agree that all press releases related to the Program shall be issued jointly and that the Party preparing any such press release shall provide the other Party with a draft thereof reasonably in advance of disclosure so as to permit the other Party to review and comment on such press release. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding backgrounder and/or question and answer outline for use in responding to inquiries about this Agreement; thereafter, the Parties and their respective Affiliates may disclose to Third Parties (including their respective shareholders) the information contained in such press release, backgrounder and question and answer outline without the need for further approval by the other.

     9.3. Publications.  Each Party recognizes the mutual interest in obtaining
          ------------
valid patent protection. Consequently, a Party or any of its Affiliates, or any of their respective employees or consultants, wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed as part of the Program (the "Publishing Party") shall
                                                        ----------------
transmit to the other Party (the "Reviewing Party") a copy of the proposed
                                  ---------------
publication at least forty-five (45) days prior to submission for publication. The Reviewing Party shall have the right to (a) request a delay in publication or presentation in order to protect patentable information, (b) propose modifications to the publication for patent reasons or (c) request that the information be maintained as a trade secret.

     If the Reviewing Party requests a delay as described in clause (a) above, the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each Party's rights in such information to be filed. Upon the expiration of forty-five (45) days from transmission of such proposed disclosures to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the oral presentation, respectively, unless the Reviewing Party has requested the delay described above.

     To the extent possible in the reasonable exercise of its discretion, the Publishing Party shall incorporate all modifications proposed under clause (b) above. If a trade secret that is the subject of a request made under clause (c) above cannot be otherwise protected without unreasonable expense to the Reviewing Party, such information shall be omitted from the publication.

ARTICLE 10.   REPRESENTATIONS AND WARRANTIES

     10.1.     Authorization.  Each Party warrants and represents to the other
               -------------
that (a) it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to perform fully its obligations hereunder, (b) this Agreement has been duly executed and delivered and is a valid and binding agreement of such Party, enforceable in accordance with its terms, (c) such Party has obtained all necessary approvals to the transactions contemplated hereby, (d) such Party has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement, and (e) the execution and delivery of this Agreement and the performance of such Party's obligations hereunder will not conflict with or breach the terms of any agreement that such Party has with any Third Party as of the Effective Date.

     10.2. Intellectual Property Rights.
           ----------------------------

          10.2.1. Aptein hereby represents and warrants that, as of the Effective Date, (a) it possesses an exclusive right, title and interest in or to the CAT Patent Rights and the CAT Technology in the Field and in the Territory and a non-exclusive right, title and interest in or to the CAT Background Patent Rights, (b) that the CAT Patent Rights, the CAT Background Patent Rights and the CAT Technology are free and clear of any lien or other encumbrance and (c) that it has the right to (i) enter into the obligations set forth in this Agreement and (ii) grant the rights and licenses set forth in Article 3 hereof.

          10.2.2. Aptein hereby represents and warrants that (i) neither it nor any of its Affiliates is aware of any valid, issued or granted patents that would be infringed or misappropriated by the manufacture, distribution and/or sale of Collaboration Products as contemplated by this Agreement; (ii) except for the Burnham License and an agreement with Whittier Institute for Diabetes and Endocrinology regarding the Whittier Patent, neither it nor any of its Affiliates is currently negotiating, has engaged in negotiations within the ninety (90) day period preceding the Effective Date, or has any current intention of engaging in negotiations, with Third Parties regarding licenses to intellectual property relating to TGF-B antagonists; (iii) it has provided to Genzyme true and complete copies of all license agreements (including all amendments thereto) existing as of the Effective Date relating to the CAT Patent Rights, CAT Background Patent Rights and CAT Technology; and (iv) Schedule 1.14
                                                                  -------------
contains a complete and accurate list of all royalty obligations existing as of the Effective Date with respect to the CAT Patent Rights and CAT Background Patent Rights.

          10.2.3. Genzyme hereby represents and warrants that, as of the Effective Date, (a) it possesses a non-exclusive right, title and interest in or to the Genzyme Patent Rights and the Genzyme Technology, (b) that the Genzyme Patent Rights and the Genzyme Technology are free and clear of any lien or other encumbrance and (c) that it has the right to (i) enter into the obligations set forth in this Agreement and (ii) grant the rights and licenses set forth in
Article 3 hereof.

     10.3.  Warranties.  Genzyme warrants that (i) any Collaboration Products
            ----------
delivered by Genzyme pursuant to Section 6.2 hereof, if any, will conform in all material respects to the Specifications, the conditions of any Regulatory Approvals regarding the manufacturing process, and any applicable requirements of the Regulatory Scheme regarding the manufacturing process, and (ii) the Collaboration Products sold pursuant to Section 7.2 hereof will be marketed and sold in all material respects in accordance with the conditions of any applicable Regulatory Approvals and any applicable labeling claims.

     10.4.  Disclaimer of Representations and Warranties.  EXCEPT AS
            --------------------------------------------
OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND THE NON-INFRINGEMENT OF ANY THIRD PARTY PATENTS OR PROPRIETARY RIGHTS. ALL UNIFORM COMMERCIAL CODE WARRANTIES ARE EXPRESSLY DISCLAIMED BY THE PARTIES.

     10.5.  Limitation of Liability. IT IS AGREED BY THE PARTIES THAT NO PARTY
            -----------------------
SHALL BE LIABLE TO ANOTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. Remedies shall be limited to claims for amounts due hereunder or as otherwise provided in this Agreement, including claims for indemnification as provided in Section 12.1 hereof.

ARTICLE 11.  INDEMNITY

     11.1.  Indemnity Obligations. Each Party (the "Indemnifying Party") shall
            ---------------------                   ------------------
indemnify the other Party and its Affiliates, directors, officers, employees and agents and their respective successors, heirs and assigns (each an "Indemnified
                                                                    -----------
Person") against any liability, damage, loss or expense (including reasonable
------
attorneys' fees and expenses of litigation) incurred by or imposed upon them arising from bodily injury or property damage claims made by Third Parties asserted against the Indemnified Person and its Affiliates, directors, officers, employees and agents under this Agreement or arising under any theory of liability (including product liability actions in the form of tort, warranty or strict liability) concerning a Collaboration Product or an External Product; provided that it shall be a condition to such indemnity that (a) the Indemnified Person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Parties, (b) the act for which indemnification is sought did not constitute gross negligence or reckless or intentional misconduct by such Indemnified Person, (c) the Indemnified Person provides the indemnifying Parties with prompt written notice of any claim, suit, action, demand or judgment for which indemnification is sought hereunder, (d) the Indemnified Person cooperates fully in the defense of such claim, suit, action or demand, and (e) payment and indemnification of any matter disposed of by a compromise payment by such Indemnified Person, pursuant to consent decree or otherwise, shall have been approved by the indemnifying Parties, which approval shall not be unreasonably withheld or delayed, or by a court of competent jurisdiction.

     11.2.  Insurance.
            ---------

               (1) Each Party shall each maintain, or shall cause its Affiliates to maintain, at its own cost product liability and comprehensive general liability insurance coverage in amounts reasonably determined by the Steering Committee from time to time, but in no event shall such insurance be for an amount [***]. The insurance will contain a deductible to be determined by the Steering Committee. The aforementioned product liability and comprehensive general liability insurance shall be obtained as soon as practicable after the Effective Date, but in no event later than ninety (90) days thereafter, from an insurance carrier approved by the Steering Committee. Genzyme shall also provide coverage under its property and transit insurance policies as approved by the Steering Committee, and the costs of the insurance premiums associated with such coverage shall be included in the Program Costs.

               (2) Each Party will furnish the other Party a certificate(s) from an insurance carrier (having a minimum AM Best rating of A or better) showing all insurance set forth above.

               (3) The certificate(s) with respect to the foregoing insurance will include statements substantially to the effect that such insurance is applicable to all contracts between the Parties and that such insurance may be cancelled only after thirty (30) days' written notice to the other Party. The insurance, and the certificate(s), will (a) name each of the Indemnified Parties as additional insureds with respect to matters arising from this Agreement, (b) provide that such insurance is primary to any liability insurance carried by the other Party and (c) provide that underwriters and insurance companies of the other Party may not have any right of subrogation against the insured Party (including their respective officers, directors, employees, servants, Affiliates, agents, successors and assigns) except in the event a claim results from a Party's gross negligence or willful misconduct. Such certificate(s) shall be made available to each Party upon reasonable advance request.

               (4) The Steering Committee shall review the adequacy of the insurance described above on a quarterly basis and the Steering Committee shall have the power to reasonably direct the modification of such insurance.

ARTICLE 12.  TERM AND TERMINATION

     12.1.  Term.  Subject to earlier termination according to its provisions
            ----
this Agreement shall remain in force and of effect until all of the obligations of each Party to the other have expired.

     12.2.  Termination of Program.  The Program may be terminated in the
            ----------------------
following circumstances:

            12.2.1.   For Certain Material Breaches.  If (a) either Aptein or
                      -----------------------------
Genzyme fails to use commercially reasonable and diligent efforts to perform any material duty imposed upon such Party under this Agreement or a Development Plan or a Commercialization Plan (other than those duties relating solely to the License Rights), (b) either Genzyme or Aptein fails to make [***] payments in accordance with Section 4.2 hereof, or (c) Genzyme fails to make a payment in accordance with Section 4.4, and in each case such failure to perform is not cured with [***] of written notice thereof from the non-breaching Party, the non-breaching Party may elect, in its sole discretion, to (i) enforce the terms of this Agreement and seek any and all remedies available to it at law and in equity, or (ii) terminate the Program on written notice to the other Party with the consequences set forth in Section 13.3.1 below. Save in the case of a breach involving a failure to make three (3) or more payments in accordance with
Section 4.2 hereof or a breach by Genzyme by failing to make a payment in accordance with Section 4.4, such [***] period shall be extended to [***] if the breaching Party has engaged in good faith efforts to remedy such default within such [***] period and indicated in writing to the non-breaching Party prior to the expiration of such [***] period that it believes that it will be able to remedy the default within such [***] period, but such extension shall apply only so long as the breaching Party is engaging in good faith efforts to remedy such default. It is understood and agreed that the failure of a Permitted Subcontractor to perform its obligations on behalf of a Party shall not excuse the subcontracting Party from any obligation to the other Party hereunder (except under the conditions described in Section 15.1 below), and that either Party may exercise its rights under clause (a) above upon the failure of the other Party's Permitted Subcontractor to use commercially reasonable and diligent efforts to perform any material duty subcontracted to such Permitted Subcontractor.

            12.2.2.   For Convenience.  Either Genzyme or Aptein may elect to
                      ---------------
terminate the Program for any reason at any time with the consequences set forth in Section 13.3.2 below after the earlier of (i) such time as Genzyme has received Final Marketing Approval for the first Collaboration Product or (ii) December 31, 2006 if Genzyme has not received Final Marketing Approval for the first Collaboration Product on or before such date, upon one (1) year prior written notice to the other Party (during which one-year period the obligations of the Parties, including without limitation obligations with respect to funding Program Costs, shall continue in full force and effect).

            12.2.3.   Upon Bankruptcy. Either Genzyme or Aptein may terminate
                      ---------------
the Program with the consequences set forth in Section 13.3.3 below upon the occurrence of an Insolvency Event of the other Party. Genzyme may also terminate the Program with the consequences set forth in Section 13.3.3 below upon the occurrence of an Insolvency Event of CAT.

            12.2.4.   Upon a Change of Control.  Either Aptein or Genzyme may
                      ------------------------
elect to terminate the Program with the consequences set forth in Section 13.3.4 upon [***] written notice to the other Party in the event that the other Party is a party to a transaction in which (a) any Third Party or group of related Third Parties shall directly or indirectly become the beneficial owner of capital stock representing fifty percent (50%) or more of the total voting rights of all the capital stock of the other Party then outstanding or otherwise acquires the power to direct or cause the direction of the management and policies of such Party or the power to elect or appoint more than fifty percent of the members of the Board of Directors of such Party, or (b) the other Party shall consolidate or merge with any other person and the stockholders of such Party of record immediately prior to the consummation of such transaction do not beneficially own capital stock representing fifty percent (50%) or more of the total voting rights of the surviving corporation after the consummation of such transaction. Genzyme may also elect to terminate the Program with the consequences set forth in Section
13.3.4 upon [***] written notice to Aptein in the event that CAT is a party to any of the foregoing transactions. Termination of the Program pursuant to this
Section 13.2.4 shall only be effective if the notice referred to above is delivered to non-terminating Party within ninety (90) days following the effective date of such transaction, as announced by the non-terminating Party.

            12.2.5.   Upon Failure to File BLA. Aptein may elect to terminate
                      ------------------------
the Program, with the consequences set forth in Section 13.3.5 below and upon one hundred eighty (180) days prior written notice to Genzyme, at any time after September 30, 2010 if Genzyme has not filed a BLA with the FDA for a Collaboration Product on or before such date; provided, however, such date shall be conditioned upon the continuing absence of any adverse condition or event that warrants a delay in the development, clinical testing or commercialization of a Collaboration Product including, but not limited to, any of the conditions and events described in Section 15.1 below, the inability to produce preclinical or clinical supplies, events that would cause delays in clinical studies (e.g., difficulties in patient recruitment, negative toxicological or pharmacological test results or an adverse clinical event), challenges within the regulatory process, or intellectual property impediments to marketing a Collaboration Product that the Parties could not reasonably have foreseen; and provided, further, that such date shall be extended by a period equal to the pendency of any such adverse condition or event.

            12.2.6.   Upon Mutual Consent. The Parties may immediately terminate
                      -------------------
the Program at any time upon mutual written consent. In the event of such a termination, the Parties shall mutually agree upon the disposition of the Patent Rights, Technology and Manufacturing Know-How relating to the Program.

     12.3.  Effects of Termination of the Program.
            -------------------------------------

            12.3.1.   For Certain Material Breaches.  In addition to the rights
                      -----------------------------
and duties set forth in Sections 13.4 and 13.5 below, Genzyme and Aptein shall have the following rights and duties upon termination of the Program pursuant to
Section 13.2.1(ii) above:

                      (1) all licenses granted pursuant to Article 3 shall be revoked (except for the License Rights, which shall remain in full force and effect unless such rights shall have been terminated pursuant to Section 13.6), the non-breaching Party shall obtain from the Breaching Party the irrevocable right and license, with the right to grant sublicenses, under the breaching Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and the breaching Party shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided that such license shall be for the same level of exclusivity as the rights granted with respect thereto under Section 3.1 hereof; and provided, further, tha t any license granted hereunder shall be subject to the obligation of the non-breaching Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

                      (2) any Regulatory Approvals filed, "orphan drug" designations in the Field and clinical data owned or licensed, and any trademarks owned or licensed by the breaching Party or its Affiliates shall be
(i) assigned or exclusively licensed to the non-breaching Party or any Third Party or Affiliate designated by such Party until such time as the non-breaching Party or its designee is qualified to hold such Regulatory Approvals, "orphan drug" designations or trademarks under the applicable provisions of the Regulatory Scheme and (ii) transferred or assigned to the non-breaching Party or its designee, as appropriate, as soon as practicable thereafter; provided, however, that in any country where such transfer or assignment is not possible, the breaching Party shall use commercially reasonable and diligent efforts to ensure that the non-breaching Party has the benefit of such Regulatory Approvals and "orphan drug" designations and to this end consents to any regulatory authority cross-referencing to the data and information on file with any regulatory authority as may be necessary; and

                      (3) the non-breaching Party shall become obligated to pay the breaching Party an amount equal to [***] of the Fair Value (as defined in
Section 13.3.6 below) of the breaching Party's interest in the Program as of the effective date of termination, plus interest thereon at the Prime Rate of interest reported from time to time by the Chase Manhattan Bank, New York, New York, from the date of termination to the date payment is made (the "Breach
                                                                     ------
Buyout Amount"), payable as follows:
-------------

                      (1) if the non-breaching Party elects to sell, license or otherwise dispose of all or any portion of the breaching Party's (or its Affiliates') right, title and interest in the Program, then the non-breaching Party shall, upon any such sale, license or other disposition, pay the breaching Party an amount equal to [***] of the net proceeds of such sale, license or other disposition when such payments are actually paid;

                      (2) for as long as the non-breaching Party has not sold, licensed or otherwise disposed of all or a portion of its right, title and interest in the Program which is equal to or greater than the breaching Party's Percentage Interest as of the date of termination, the non-breaching Party shall pay the breaching Party [***]; and

               (3) on the later to occur of: (A) the [***] of the date of termination and (B) the [***] of the date of First Commercial Sale of a Collaboration Product, the non-breaching Party shall pay the breaching Party [***];

provided, that the aggregate amount of all payments made under clauses (1), (2) and (3) shall not exceed the Breach Buyout Amount.

          12.3.2.   For Convenience.  In addition to the rights and duties set
                    ---------------
forth in Sections 13.4 and 13.5 below, Genzyme and Aptein shall have the following rights and duties upon termination of this Agreement pursuant to
Section 13.2.2 above:

                         (1) all licenses granted pursuant to Article 3 shall be
revoked (except for the License Rights, which shall remain in full force and effect unless such rights shall have been terminated pursuant to Section 13.6), the non-terminating Party shall have an option exercisable upon written notice to the terminating Party within the [***] hereof to obtain from the terminating Party the irrevocable right and license, with the right to grant sublicenses, under the terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and the terminating Party shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided that such license shall be for the same level of exclusivity as the rights granted with respect thereto under Section 3.1; and provided, further, that any licensed granted hereunder shall be subject to the obligation of the non-terminating Party to use commercially reasonable and diligent effort to develop and market Collaboration Products pursuant to such license;

                         (2) upon exercise of its license option provided in
paragraph (a) of this Section 13.3.2, any Regulatory Approvals filed, "orphan drug" designations in the Field and clinical data owned or licensed, and any trademarks owned or licensed the terminating Party shall be (i) assigned or exclusively licensed to the non-terminating Party or any Third Party or Affiliate designated by such Party until such time as the non-terminating Party or its designee is qualified to hold such Regulatory Approvals, Aorphan drug" designations or trademarks under the applicable provisions of the Regulatory Scheme and (ii) transferred or assigned to the non-terminating Party or its designee, as appropriate, as soon as practicable thereafter; provided, however, that in any country where such transfer or assignment is not possible, the breaching Party shall use commercially reasonable and diligent efforts to ensure that the non-breaching Party has the benefit of such Regulatory Approvals and "orphan drug" designations and to this end consents to any regulatory authority cross-referencing to the data and information on file with any regulatory authority as may be necessary;

                         (3) upon the exercise of its license option provided in
paragraph (a) of this Section 13.3.2 , the non-terminating Party shall become obligated to pay to the terminating Party an amount equal to [***] of the Fair Value (as defined in Section 13.3.6 below) of the terminating Party's interest in the Program as of the effective date of termination, plus interest thereon at the Prime Rate of interest reported from time to time by the Chase Manhattan Bank, New York, New York, from the date of termination to the date payment is made, payable on the terms and conditions and in accordance with the schedule of payments set forth in Section 13.3.1(c), mutatis mutandis, except each reference to the [***] in paragraph 13.3.1(c)(3) shall instead be deemed to refer to the [***];

                         (4) (i) if the license option provided in paragraph (a)
of this Section 13.3.2 is not exercised, then the terminating Party shall have the option, exercisable upon written notice to the non-terminating Party within [***] of the expiration of the license option period described in Section 13.3.2(a), to obtain from the non-terminating Party the irrevocable right and license, with the right to grant sublicenses, under the non-terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and the non-terminating Party shall execute such documents and take all actions as may be necessary or desirable to affect the foregoing; provided that such license shall be for the same level of exclusivity as the rights granted with respect thereto under Section 3.1; and provided, further, that any license granted hereunder shall be subject to the obligation of the terminating Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license; and (ii) upon the exercise of such option, the terminating Party shall be granted the rights and become obligated to make the payments described in
Section 13.3.2(b) and (c), mutatis mutandis, except each reference to the terminating Party shall instead be deemed to refer to the non-terminating party and vice versa; and

                         (5) if neither Party exercises the license options
provided in Sections 13.3.2(a) and (d), the Parties shall then sell all right, title and interest in the Program to the highest bidder within [***] from the date of termination and the proceeds shall be allocated between the Parties in proportion to their Percentage Interests as of the date of termination.

          12.3.3.   Upon Bankruptcy.  In addition to the rights and duties set
                    ---------------
forth in Sections 13.4 and 13.5 below, Genzyme and Aptein shall have the following rights and duties upon termination of the Program pursuant to Section
13.2.3 above:

                         (1) all licenses granted pursuant to Article 3 shall be
revoked (except for the License Rights, which shall remain in full force and effect unless such rights shall have been terminated pursuant to Section 13.6), the terminating Party shall obtain from the non-terminating Party the irrevocable right and license, with the right to grant sublicenses, under the non-terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and the non-terminating Party shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided that such license shall be for the same level of exclusivity as the rights granted with respect thereto under Section 3.1 hereof; and provided, further, that any license granted hereunder shall be subject to the obligation of the terminating Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

                         (2) any Regulatory Approvals filed, "orphan drug"
designations in the Field and clinical data owned or licensed, and any trademarks owned or licensed by the non-terminating Party or its Affiliates shall be (i) assigned or exclusively licensed to the terminating Party or any Third Party or Affiliate designated by such Party until such time as the terminating Party or its designee is qualified to hold such Regulatory Approvals, "orphan drug" designations or trademarks under the applicable provisions of the Regulatory Scheme and (ii) transferred or assigned to the terminating Party or its designee, as appropriate, as soon as practicable thereafter, provided, however, that in any country where such transfer or assignment is not possible, the breaching Party shall use commercially reasonable and diligent efforts to ensure that the non-breaching Party has the benefit of such Regulatory Approvals and Aorphan drug" designations and to this end consents to any regulatory authority cross-referencing to the data and information on file with any regulatory authority as may be necessary; and

                         (3) the terminating Party shall become obligated to pay
to the non-terminating Party an amount equal to [***] (as defined in Section
13.3.6 below) of the non-terminating Party's interest in the Program as of the effective date of termination, plus interest thereon at the Prime Rate of interest reported from time to time by the Chase Manhattan Bank, New York, New York, from the date of termination to the date payment is made, payable on the terms and conditions and in accordance with the schedule of payments set forth in Section 13.3.1(c), mutatis mutandis.

          12.3.4.   Upon a Change of Control.  In addition to the rights and
                    ------------------------
duties set forth in Sections 13.4 and 13.5 below, Genzyme and Aptein shall have the following rights and duties upon termination of the Program pursuant to
Section 13.2.4 above:

                         (1) all licenses granted pursuant to Article 3 shall be
revoked (except for the License Rights, which shall remain in full force and effect unless such rights shall have been terminated pursuant to Section 13.6), the terminating Party shall obtain from the non-terminating Party the irrevocable right and license, with the right to grant sublicenses, under the non-terminating Party's Patent Rights, Technology and Manufacturing Know-How to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and the non-terminating Party shall execute such documents and make all action as may be necessary or desirable to affect the foregoing; provided that such license shall be for the same level of exclusivity as the rights granted with respect thereto under Section 3.1; and provided, further, that any license granted hereunder shall be subject to the obligation of the terminating Party to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

                         (2) any Regulatory Approvals filed, "orphan drug"
designations in the Field and clinical data owned or licensed, and any trademarks owned or licensed by the non-terminating Party or its Affiliates shall be (i) assigned or exclusively licensed to the terminating Party or any Third Party or Affiliate designated by such Party until such time as the terminating Party or its designee is qualified to hold such Regulatory Approvals, "orphan drug" designations or trademarks under the applicable provisions of the Regulatory Scheme and (ii) transferred or assigned to the terminating Party or its designee, as appropriate, as soon as practicable thereafter, provided, however, that in any country where such transfer or assignment is not possible, the breaching Party shall use commercially reasonable and diligent efforts to ensure that the non-breaching Party has the benefit of such Regulatory Approvals and Aorphan drug" designations and to this end consents to any regulatory authority cross-referencing to the data and information on file with any regulatory authority as may be necessary; and

                         (3) the terminating Party (the "Offeror") shall,
                                                         -------
pursuant to the conditions set forth in this Section 13.3.4(c), give the other Party (the "Offeree") at the time of termination written notice of the Offeror's
            -------
intention to purchase Offeree's entire interest in and to the Program (the "Notice of Offer"). The Notice of Offer shall state therein the specific price,
 ---------------
terms and conditions under which the Offeror agrees to purchase Offeree's entire interest in and to the Program; provided, however, that the purchase price shall be paid in cash, publicly-traded and (to the extent permitted by applicable law) registered securities, or as the Parties otherwise agree. The Offeree shall then have [***] (the "Acceptance Period") from the receipt of the Notice of Offer to
                 -----------------
give notice (the "Notice of Acceptance") of the Offeree's intention to accept
                  --------------------
the offer of the Offeror and shall sell the Offeree's entire interest in and to the Program to the Offeror for the price and upon such terms and conditions as set forth in the Notice of Offer. In the event the Offeree gives such Notice of Acceptance, a closing shall be held within thirty (30) days of the receipt of the Notice of Acceptance by the Offeror. In the event the Offeree elects not to accept the Offeror's offer to purchase, by giving the Offeror written notice thereof, or by failing to give the appropriate Notice of Acceptance within the Acceptance Period, the Offeree shall thereby automatically be bound to purchase Offeror's entire interest in and to the Program for the same price (as adjusted for the Parties' respective interest in the Program, if necessary) and upon such terms and conditions as specified in the Notice of Offer; provided, however, that if the Notice to Offer provides for a cash payment by Genzyme, the Offeree may defer the cash payment to Offeror for a period not to exceed [***] from the expiration of the Acceptance Period, with any amount so deferred bearing interest at the Prime Rate reported from time to time by the Chase Manhattan Bank, New York, New York, from the expiration of the Acceptance Period to the date payment is made. In such event, a closing shall be held within thirty (30) days of the earlier to occur of the expiration of the Acceptance Period and the date of receipt of the written rejection, whichever is the first to occur. In addition to any other remedies provided by this Agreement, in the event the Offeree rejects the offer contained in the Notice of Offer, but thereafter fails for any reason to timely close as provided herein above, the Offeree shall, by such failure to close, be deemed to have accepted the original offer contained in the Notice of Offer, and shall thereafter sell thereafter sell Offeree's entire interest in and to the Program to the Offeror pursuant to the terms of the Notice of Offer. For purposes of Section 2.3 and this Section 13.3.4, the Party purchasing the other Party's interest in the Program shall be deemed to be the terminating Party and the other party shall be deemed to be the non-terminating Party.

          12.3.5.   Upon Failure to File BLA. In addition to the rights and
                    ------------------------
duties set forth in Sections 13.4 and 13.5 below, Genzyme and Aptein shall have the following rights and duties upon termination of the Program pursuant to
Section 13.2.5 above:

                    (1) all licenses granted pursuant to Article 3 shall be revoked (except for the License Rights, which shall remain in full force and effect unless such rights shall have been terminated pursuant to Section 13.6), Aptein shall obtain from Genzyme a non-exclusive, irrevocable right and license, with the right to grant sublicenses, under the Genzyme Patent Rights, Genzyme Program Patent Rights, Genzyme Technology and the Manufacturing Know-How owned or controlled by Genzyme to develop, make, have made, use, offer for sale, sell, have sold, import and export Collaboration Products in the Field and in the Territory, and Genzyme shall execute such documents and take all action as may be necessary or desirable to affect the foregoing; provided that any license granted hereunder shall be subject to the obligation of Aptein to use commercially reasonable and diligent efforts to develop and market Collaboration Products pursuant to such license;

                    (2) any Regulatory Approvals filed, "orphan drug" designations in the Field and clinical data owned or licensed, and any trademarks owned or licensed by Genzyme or its Affiliates shall be (i) assigned or exclusively licensed to Aptein or any Third Party or Affiliate designated by Aptein until such time as Aptein or its designee is qualified to hold such Regulatory Approvals, "orphan drug" designations or trademarks under the applicable provisions of the Regulatory Scheme and (ii) transferred or assigned to Aptein or its designee, as appropriate, as soon as practicable thereafter; provided, however, that in any country where such transfer or assignment is not possible, Genzyme shall use commercially reasonable and diligent efforts to ensure that Aptein has the benefit of such Regulatory Approvals and "orphan drug" designations and to this end consents to any regulatory authority cross-referencing to the data and information on file with any regulatory authority as may be necessary; and

                    (3) Aptein shall become obligated to pay to Genzyme an amount equal to [***] (as defined in Section 13.3.6 below) of Genzyme's interest in the Program as of the effective date of termination, plus interest thereon at the Prime Rate of interest reported from time to time by the Chase Manhattan Bank, New York, New York, from the date of termination to the date payment is made, payable on the terms and conditions and in accordance with the schedule of payments set forth in Section 13.3.1(c), mutatis mutandis.

          12.3.6.  Fair Value. For purpose of this Section 13.3, the "Fair
                   ----------                                         ----
Value" of a Party's interest in the Program shall be the amount an informed and
-----
willing buyer under no compulsion to buy would be willing to pay such Party on the basis that it is an informed and willing seller under no compulsion to sell for such Party's right, title and interest in the Program as set out in this Agreement determined as of the date of termination, which determination shall be made by the mutual agreement of Genzyme and Aptein. In the event that Genzyme and Aptein are unable to agree upon the Fair Value within [***] of the date of termination, the Fair

Value shall be determined by an investment banking firm selected by mutual agreement of Genzyme and Aptein, and the costs and expenses incurred in connection with the engagement of such investment banking firm shall be shared equally by Genzyme and Aptein.

     12.4.  Inventory.  Upon the termination of this Agreement, if Aptein
            ---------
obtains a license pursuant to Section 13.3, Aptein shall have the option to purchase Genzyme's inventory of Collaboration Products (not already paid for by the Parties) as the date of termination. Within ten (10) days after such termination, Aptein shall elect in writing to either (a) permit Genzyme to sell off its remaining inventory of Collaboration Products, provided that Genzyme shall comply with all of the terms and conditions of this Agreement restricting such selling activities as in effect immediately prior to such termination, or
(b) purchase Genzyme's inventory of Collaboration Products. If Aptein fails to make such an election, Genzyme shall be permitted to sell-off its remaining inventory of Collaboration Products in accordance with clause (a) of this
Section 13.4. Any purchase of Genzyme's inventory of Collaboration Products shall be at the price as stated in the then-current price list, less a handling
                                                                ----
charge to be reasonably determined by the Parties in good faith.

     12.5.  Cooperation.  If either Genzyme or Aptein (the "Assuming Party")
            -----------                                     --------------
shall assume the Program rights from the other Party (the "Responsible Party")
                                                           -----------------
in accordance with the provisions of Article 13 hereof, the Responsible Party shall promptly provide to the Assuming Party (or any Third Party or Affiliate designated by the Assuming Party) all Technology, Manufacturing Know-How and access to regulatory filings sufficient to allow the Assuming Party to perform the duties assumed. The Responsible Party shall further use its best efforts to provide all assistance required by the Assuming Party with respect to such transfer so as to permit the Assuming Party to begin to perform such duties as soon as possible to minimize any disruption in the continuity of supply or marketing of Collaboration Products. In addition, if upon the date this Agreement is terminated Collaboration Products are being manufactured in facilities owned or leased by the Responsible Party, the Responsible Party agrees to lease such facilities to the Assuming Party on commercially reasonable terms for a period of up to [***].

     12.6.  Termination of License Rights.  The License Rights may be
            -----------------------------
terminated in the following circumstances, and upon the effective date of any such termination Genzyme's right to practice under the License Rights shall cease:

            12.6.1.   For Convenience.  Genzyme may terminate the License Rights
                      ---------------
at any time upon [***] notice to Aptein.

            12.6.2.   For Material Breach.  Aptein may terminate the License
                      -------------------
Rights in the event Genzyme shall have materially breached or defaulted in the performance of any of its material obligations hereunder relating to the License Rights, including without limitation the failure to make when due a payment required under Sections 4.5 or 4.6, and such default is not cured with [***] after written notice thereof was received by Genzyme from Aptein. Any termination shall become effective at the end of such [***] period unless Genzyme (or any other party on its behalf) shall have cured any such breach or default prior to the expiration of the [***].

            12.6.3.   For Insolvency.  Aptein may termination the License Rights
                      --------------
upon the occurrence of an Insolvency Event of Genzyme.

     12.7.  Survival of Rights and Duties. No termination of the Program, the
            -----------------------------
License Rights or this Agreement shall eliminate any rights or duties of the Parties accrued prior to such termination. The provisions of Articles 1, 10 and 12 and Sections 2.3, 3.2, 4.3, 4.4, 4.6.5, 4.10, 4.12, 9.1.1, 9.1.3, 9.3, 9.5,
11.4, 11.5, 13.3, 13.4, 13.5, 13.6, 13.7, 15.4, 15.5, 15.6, and 15.7, hereof shall survive any termination of this Agreement.

ARTICLE 13. TAX PROVISIONS

     13.1.  Purpose. The Parties have determined that the Program will likely be
            -------
deemed to create a partnership for U.S. tax purposes. The sole purpose of this
Article 14 is to define the rights and obligations of the Parties in order to enable them to comply with their reporting obligations as partners in such deemed partnership for U.S. federal, state and/or other domestic or foreign income tax purposes. The Parties do not intend hereby to form a partnership or joint venture for any purpose, and neither Party shall be a partner for any purpose other than the filing of tax returns in any jurisdictions in which the operation of the Program requires partnership tax returns to be filed. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     13.2.  Capital Accounts. A separate account (a "Capital Account") shall be
            ----------------
maintained for each Party and adjusted in accordance with U.S. Treasury Regulations Section 1.704-1(b). Without limitation of the foregoing:

               (1) The Capital Account of each Party shall be increased by the cash and/or property that each Party has agreed to contribute to the Program pursuant to Sections 3.1 and 4.1. The cash and agreed value of any property contributed by each Party as of the date hereof is as follows:

               Genzyme:       [***]
               Aptein:        [***]

               (2) The Capital Account of each Party shall be decreased by the amounts distributed to the Party in accordance with Section 4.4 or treated as distributed to such Party under Section 14.5 below.

     13.3.  Allocations.  Except as provided in Section 14.4 below, items of
            -----------
Program income, gain, loss or deductions for each taxable year shall be allocated to the Parties and debited or credited to their Capital Accounts as follows:

            (1) Costs or expenses shall be allocated to each Party according to its obligations to pay or contribute to the payment of such cost or expense.

            (2) Depreciation shall be allocated to each Party according to its obligations to contribute to the adjusted tax basis of the underlying asset, and depreciation recapture shall reflect each Party's share of depreciation.

            (3) Net income shall be allocated to the Parties in proportion to their Percentage Interests.

            (4) Gain or loss from the sale, exchange, distribution or other disposition of a depreciable asset shall be allocated to each Party according to its obligation to contribute to the adjusted tax basis of the underlying asset. Gain or loss from the sale, exchange, distribution or other disposition of all other assets shall be allocated to the Parties in proportion to their Percentage Interests.

     13.4.  Compliance with the Code. All of the provisions of this Article 14
            ------------------------
relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations promulgated under Section 704(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and shall be interpreted and
                                       ----
applied in a manner consistent with such Treasury Regulations. The minimum gain chargeback provisions of Treasury Regulations Section 1.704-2(f), partner nonrecourse debt minimum gain provisions of Treasury Regulations Section 1.704-2(i)(4), and the qualified income offset provision of Treasury Regulations
Section 1.704-2(b)(2) shall be considered to be part of this Article 14. If any Party contributes appreciated or depreciated property, allocations to the Parties shall be adjusted as required by Section 704(c) of the Code to take into account the built-in gain or loss at the time of such contribution. If there are any nonrecourse deductions, as defined in Treasury Regulations Section 1.704-2(i)(2), such deductions shall be allocated to the Party who bears the economic risk of loss for the nonrecourse liability to which the deductions are attributable.

     13.5.  Withholding. All amounts required to be withheld from undistributed
            -----------
income pursuant to Code Sections 1441, 1445 and 1446 or any other provision of federal, state, local or foreign tax law shall be treated as amounts actually distributed to the affected Party for all purposes under this Agreement.

     13.6.  Termination.  Upon termination of the Program, the deemed tax
            -----------
partnership, the terms of which are set forth in this Article 14, shall be deemed to have been liquidated for tax purposes and its assets distributed to the Parties as follows:

               (1) All cash representing unexpended capital contributions shall be returned to the Party contributing such cash.

               (2) The fair market value of all partnership property shall be determined and the gain or loss for such property allocated in accordance with the provisions of Sections 14.3 and 14.4 above.

               (3) If a party has a negative Capital Account, it shall be required to contribute an amount of cash necessary to achieve a Capital Account equal to U.S.$0.

               (4) Next, proceeds from the deemed liquidation shall be distributed to the Parties having positive Capital Accounts, pro rata, in accordance with their relative positive Capital Accounts (after giving effect to all contributions, distributions and allocations for all periods) until all such positive Capital Accounts are reduced to U.S.$0.

               (5) Thereafter, proceeds shall be distributed to the Parties in accordance with their respective Percentage Interests.

     13.7.  Tax Matters Partner.  Genzyme shall be designated as the tax
            -------------------
matters partner, as defined in Section 6231(a)(7) of the Code, for purposes of this Article 14 and as such shall take all actions permitted to be taken by a tax matters partner under the Code. All costs incurred by the Tax Matters Partner in performing such duties shall be Program Costs. The Tax Matters Partner shall cause all income and other required U.S. federal, state and/or other domestic or foreign tax returns contemplated by this Article 14 to be prepared and to be timely filed with the appropriate authorities and, in connection therewith, shall make such elections and other determinations for U.S. federal, state and/or other domestic or foreign tax purposes as it deems appropriate, including, without limitation, elections of methods of depreciation and elections to adjust the basis of property pursuant to Sections 754, 734(b), and 743(b) of the Code, or comparable provisions of state, local or foreign law. Notwithstanding the foregoing, Genzyme shall provide Aptein with a copy of all tax returns filed hereunder and, if Aptein disagrees with any elections or other determinations made in such returns, the Parties shall discuss such disagreements in good faith. If, following good faith discussions, the Parties are unable to reach agreements as to any elections or other determinations made in tax returns, such disagreement shall be referred to an Expert's Decision.

ARTICLE 14. MISCELLANEOUS

     14.1.  Force Majeure.  Neither Party shall be held liable or responsible
            -------------
to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including without limitation, fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use commercially reasonable and diligent efforts to avoid or remove such causes of non-performance, and shall continue performance hereunder with reasonable dispatch wherever such causes are removed. Each Party shall provide the other Parties with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform in good faith.

     14.2.  Assignment.  Subject to Article 13 above, this Agreement may not be
            ----------
assigned or otherwise transferred by any Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any member of an affiliated group, all or substantially all of the equity interest of which is owned and controlled by such Party or its direct or indirect parent corporation or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets to an unrelated Third Party; and provided, further, that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including without limitation those business assets that are the subject of this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 15.2 shall be void.

     14.3.  Severability.  Each Party hereby agrees that it does not intend to
            ------------
violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     14.4.  Notices.  Any consent, notice or report required or permitted to be
            -------
given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier), by a next business day delivery service of a nationally recognized overnight courier service or by courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Section 15.4 and shall be effective upon receipt by the addressee.

            ---------------------------------------------------------------
            If to Genzyme:               Genzyme Corporation
                                         One Kendall Square, 1400 Building

            ---------------------------------------------------------------

           ---------------------------------------------------------------------
                             Cambridge,  Massachusetts  02139-1562, U.S.A.
                             Attention:  President, Genzyme Therapeutics
                             Facsimile:  1-617-374-7333
           ---------------------------------------------------------------------
           ---------------------------------------------------------------------
           with a copy to:   Genzyme Corporation
                             One Kendall Square, 1400 Building
                             Cambridge, Massachusetts  02139-1562, U.S.A.
                             Attention:  Chief Legal Officer
                             Facsimile:  1-617-252-7553
           ---------------------------------------------------------------------
           ---------------------------------------------------------------------
           If to Aptein:     Aptein, Inc.
                             1201 Third Avenue, 40/th/ Floor
                             Seattle, Washington  98101, U.S.A.
           ---------------------------------------------------------------------
           ---------------------------------------------------------------------
           with a copy to:   Cambridge Antibody Technology Limited
                             The Science Park
                             Melbourn SG8 6JJ
                             Cambridgeshire, England
                             Attention:  Company Secretary
                             Facsimile:  44-1763-263413
           ---------------------------------------------------------------------
           ---------------------------------------------------------------------

     14.5. Applicable Law. This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the State of New York, U.S.A. without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction.

     14.6. Dispute Resolution. Any disputes arising between the Parties
           ------------------
relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement (a "Dispute"),
                                                                     -------
which has not resolved in accordance with the provisions of Section 8.3 hereof, shall be referred to an Expert's Decision. If the parties fail to reach agreement in respect of any dispute within sixty (60) days of an expert being appointed in accordance with Schedule 1.21 then such dispute may finally be
                             -------------
resolved by binding arbitration as herein provided. Except as otherwise provided in this Section 15.6, any arbitration hereunder shall be conducted by the International Chamber of Commerce. Each such arbitration shall be conducted in the English language by a panel of three (3) arbitrators (the "Arbitration
                                                               -----------
Panel").  Each of Aptein and Genzyme shall appoint one (1) arbitrator to the
-----
Arbitration Panel and the third arbitrator shall be appointed by the two (2) arbitrators appointed by Aptein and Genzyme. The Arbitration Panel shall apply the then-current International Chamber of Commerce Arbitration Rules for the resolution of any dispute submitted to arbitration. Any such arbitration shall be held in Paris, France. The Arbitration Panel shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as it shall determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

     14.7.   Injunctive Relief. The Parties hereby acknowledge that a breach of
             -----------------
their respective obligations under Article 10 hereof may cause irreparable harm and that the remedy or remedies at law for any such breach may be inadequate. The Parties hereby agree that, in the event of any such breach, in addition to all other available remedies hereunder, the non-breaching Party shall have the right to obtain equitable relief to enforce Article 10 hereof.

     14.8.   Entire Agreement. This Agreement (and the schedules hereto),
             ----------------
together with the Subscription Agreement of even date herewith between Genzyme and Cambridge Antibody Technology Group plc (the "Subscription Agreement"),
                                                  ----------------------
contains the entire understanding of the Parties and their respective Affiliates with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement, including, but not limited to, the Confidential Disclosure Agreement between Genzyme and CAT dated May 19, 1999, as amended. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by the Parties hereto. Each of the Parties hereby acknowledges that this Agreement is the result of mutual negotiation and therefore any ambiguity in its terms shall not be construed against the drafting Party.

     14.9.   Headings. The captions to the several Articles and Sections hereof
             --------
are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     14.10.  Waiver. Except as expressly provided herein, the waiver by either
             ------
Party hereto of any right hereunder or of any failure to perform or any breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other failure to perform or breach by said other Party, whether of a similar nature or otherwise, nor shall any singular or partial exercise of such right preclude any further exercise thereof or the exercise of any other such right.

     14.11.  Counterparts. This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.12.  Condition Subsequent. The Parties acknowledge and agree that this
             --------------------
this Agreement shall not become effective unless and until Genzyme executes the Subscription Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                              GENZYME CORPORATION


                              By: ______________________________

                              Title: ___________________________

                              Date: ____________________________


                              OPTEIN INC.


                              By: ______________________________

                              Title: ___________________________

                              Date: ____________________________

                                 SCHEDULE 1.6

                         CAT BACKGROUND PATENT RIGHTS

1 "Single Domain Ligands, Receptors Comprising said Ligands, Methods for their Production and Use of Said Ligands and Receptors" PCT/GB89/01344, filed November 13, 1989.
2    "Co-expression of Heteromeric Receptors" PCT/US90/02890, filed May 16,
     1990.
3 "Method for Isolating Receptors Having a Preselected Specificity" PCT/US90/02835, filed May 16, 1990.
4 "A new method for tapping the immunological repertoire" PCT/US90/02836, filed May 16, 1990.
5 "Cell-free Synthesis and Isolation of Novel Genes and Polypeptides" PCT/US90/06582, filed October 4, 1990.
6 "Methods for producing members of specific binding pairs" PCT/GB91/01134, filed July 10, 1991.
7 "Methods for producing members of specific binding pairs" PCT/GB92/00883, filed May 15, 1992.
8    "Treatment of Cell Populations" PCT/GB92/01483, filed August 10, 1992.
9 "Production of chimeric antibodies -- a combinational approach" PCT/GB92/01755, filed September 23, 1992.
10 "Production of anti-self antibodies from antibody segment repertoires and displayed on phage" PCT/GB92/02240, filed December 2, 1992.
11 "Methods for producing members of specific binding pairs" PCT/GB93/00605, filed March 24, 1993.
12 "SBP members with a chemical moiety covalently bound within the binding site; production and selection thereof" PCT/GB94/01422, filed June 30, 1994.
13   "Retargetting antibodies" PCT/GB94/02019, filed September 16, 1994.
14 "Recombinant Binding Proteins and peptides" PCT/GB94/02662, filed December 5, 1994.
15 "Labelling and selection of Specified Binding Molecules" PCT/GB97/01835, filed July 8, 1997.

                                 SCHEDULE 1.7

                               CAT PATENT RIGHTS

[***]

                                 SCHEDULE 1.14

                             THIRD PARTY ROYALTIES

1. License Agreement dated January 7, 1997 between CAT and MRC, with certain royalty rates, as may be amended from time to time, which shall include all royalty payments due to the Scripps Research Institute and Stratagene pursuant to an agreement dated 25 June 1999.

2. Therapeutic Antibodies Agreement, dated December 31, 1997 between CAT and Dyax Corp., with a royalty rate of [***], as such agreement may be amended from time to time.

3. Diagnostic Antibodies Agreement dated December 31, 1997 between CAT and Dyax Corp., with a royalty rate of [***], as such agreement may be amended from time to time.

4. The Burnham License, as such agreement may be amended from time to time, with royalty rates of:

     .    $[***] on Net Sales of Licensed Products payable to Burnham;
     .    $[***] on Net Sales of Licensed Products payable to Integra; and
     . $[***] payable to Burnham on sales of a product, whether an antibody-based or non-antibody-based antagonist, which would infringe a Valid Claim in the Dasch Patents, but not infringe a Valid Claim in the Licensed Patent Rights

     Capitalized terms used above are as defined in the Burnham License.

5.   Agreement dated December 18, 1997 between Genzyme and Insmed
     Pharmaceuticals, Inc. (as successor to Celtrix Pharmaceuticals, Inc.), with a royalty rate of [***], as such agreement has been and may be amended from time to time.

                                 SCHEDULE 1.21

                               EXPERT'S DECISION

1. Any matter or dispute to be determined by an expert under this Agreement ("Expert") shall be referred to a person suitably qualified to determine that matter or dispute who shall be nominated jointly by the parties or, failing agreement between the Parties within twenty (20) business days of a written request by either Party to the other seeking to initiate the Experts Decision procedure, either Party may (1) in the case of disputes relating to any financial aspect of this Agreement request the President for the time being of the American Institute of Certified Public Accountants or any successor body to it to nominate the Expert or (2) in the case of all other disputes request the President for the time being of the Biotechnology Industry Organization or any successor body to it to nominate the Expert.

2. The Parties shall within fourteen (14) days of the appointment of the Expert (or such longer period as may be mutually agreed upon by the Parties) meet with him or her in order to agree to a program for the exchange of any relevant information and the structure to be adopted fr the negotiations.

3. In all cases the terms of appointment of the Expert by whomsoever appointed shall include:

     3.1  a commitment by the Parties to share equally the Expert's fee;

     3.2 a requirement on the Expert to act fairly as between the Parties and according to the principles of natural justice;

     3.3 a requirement on the Expert to hold professional indemnity insurance both then and for three years following the date of his or her determination;

     3.4 a commitment by each Party to supply to the Expert in confidence (even as to the other Party) all such assistance, documents and information as he or she may require for the purpose of his or her determination;

     3.5 a commitment by the Parties that all negotiations connected with the dispute shall be conducted in confidence and without prejudice to the rights of the Parties in any further proceedings.

4. If the Parties accept the Expert's recommendations or otherwise reach agreement on the resolution of the dispute, such agreement shall be reduced to writing and, once it is signed by their duly authorize representatives, shall be binding on the Parties (save in the case of negligence or manifest error).

5. Failing agreement, either of the Parties may invite the Expert to provide a non-binding but informative opinion in writing.

                                 SCHEDULE 1.29

                             GENZYME PATENT RIGHTS

[***]

                                 SCHEDULE 1.45
                              PERCENTAGE INTEREST

     The Parties' respective Percentage Interests shall be calculated from time to time in accordance with the following formulae; provided, however, that the Parties' respective Percentage Interests on the Profitability Date shall be fixed at such level for the remaining term of the Program, subject to adjustment from time to time following the Profitability Date should Genzyme fund operating losses allocable to Aptein as a result of the operation of the last clause of the penultimate sentence of Section 4.1:

Aptein's Percentage Interest    =     [***]

     where

[***]

Genzyme's Percentage Interest ' [***]

     For purposes of this Schedule 1.45, a "Pivotal Trial" of a Collaboration Product shall mean a human clinical trial of a Collaboration Product designed to be of a size and statistical significance to support an BLA or MAA filing alone, or in combination with other studies. If it is unclear whether or not a study design will be sufficient to support an BLA or MAA filing (other than by virtue of the uncertainty of efficacy data from that trial), the study will be deemed to be a Pivotal Trial on the initiation of activities to support an BLA or MAA filing. Initiation of a Phase III clinical trial will be deemed to be initiation of a Pivotal Trial.

     If, as a result of the application of the foregoing formulae, Aptein's Percentage Interest is less than [***], Aptein's Percentage Interest shall be deemed to be [***]. Further, upon the earlier to occur of: (i) the Profitability Date and (ii) the effective date of termination of the Program, Aptein's Percentage Interest is [***] as a result of the application of the foregoing formulae, [***].

     An example of the application of the foregoing formulae follows:

[***]

                                SCHEDULE 4.6.1

                          CALCULATION OF ROYALTIES ON
                         NET SALES OF GENZYME PRODUCTS

[***]

                                SCHEDULE 5.1.3

                           INITIAL DEVELOPMENT PLAN



                               [*** - 14 PAGES]